Exhibit 10.1

Published CUSIP Numbers: 16208UAE9 (Facility)

16208UAG4 (Revolving Facility)

16208UAF6 (Term Facility)

CREDIT AGREEMENT

Dated as of September 25, 2025

among

CHATHAM LODGING, L.P.,
as Borrower,

CHATHAM LODGING TRUST,
as Parent

BANK OF AMERICA, N.A.,
as Administrative Agent
and
L/C Issuer,

and

The Other Lenders Party Hereto

REGIONS BANK,

CAPITAL ONE, N.A.,

and

TRUIST BANK,

as Co-Documentation Agents

WELLS FARGO BANK, N.A.,
as Syndication Agent

BOFA SECURITIES, INC.,

and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

and

REGIONS CAPITAL MARKETS,

CAPITAL ONE, N.A.,

and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers

Page

1.	DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	36
1.03	Accounting Terms	37
1.04	Rounding	38
1.05	Times of Day	38
1.06	Letter of Credit Amounts	38
1.07	Interest Rates	38

2.	THE COMMITMENTS AND CREDIT EXTENSIONS	38
2.01	Loans	38
2.02	Borrowings, Conversions and Continuations of Loans	39
2.03	Letters of Credit	41
2.04	Prepayments	50
2.05	Termination or Reduction of Commitments	50
2.06	Repayment of Loans	51
2.07	Interest	51
2.08	Fees	52
2.09	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	52
2.10	Evidence of Debt	53
2.11	Payments Generally; Administrative Agent’s Clawback	53
2.12	Sharing of Payments by Lenders	55
2.13	Extension of Maturity Date	56
2.14	Increase in Commitments	57
2.15	Cash Collateral	59
2.16	Defaulting Lenders	60

3.	TAXES, YIELD PROTECTION AND ILLEGALITY	62
3.01	Taxes	62
3.02	Illegality	66
3.03	Inability to Determine Rates	66
3.04	Increased Costs	68
3.05	Compensation for Losses	69
3.06	Mitigation Obligations; Replacement of Lenders	70
3.07	Survival	70

4.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	70
4.01	Conditions of Initial Credit Extension	70
4.02	Conditions to all Credit Extensions	72

5.	UNENCUMBERED PROPERTIES	73
5.01	Initial Unencumbered Properties	73
5.02	Addition/Removal of Unencumbered Properties	73

6.	REPRESENTATIONS AND WARRANTIES	73
6.01	Existence; Compliance with Law	73
6.02	Corporate Power; Authorization; Enforceable Obligations	74

i

(continued)

Page

6.03	No Legal Bar	74
6.04	Binding Effect	74
6.05	Financial Statements; No Material Adverse Effect	75
6.06	Litigation	75
6.07	No Default	75
6.08	Ownership of Property; Liens	75
6.09	Environmental Compliance	76
6.10	Insurance	76
6.11	Taxes	76
6.12	ERISA Compliance	76
6.13	Subsidiaries; Equity Interests	77
6.14	Margin Regulations; Investment Company Act	77
6.15	Disclosure	78
6.16	Compliance with Laws	78
6.17	Taxpayer Identification Number	78
6.18	Intellectual Property; Licenses, Etc	78
6.19	OFAC	78
6.20	Anti-Corruption Laws	78
6.21	EEA Financial Institutions	79
6.22	Covered Entities	79
6.23	Outbound Investment Rules	79
6.24	REIT Status; Borrower Tax Status	79
6.25	Property Condition	79
6.26	Management Agreements; Franchise Agreements	80
6.27	Operating Leases	80
6.28	Acceptable Ground Leases	80
6.29	Unencumbered Properties	80
6.30	Solvency	80
6.31	Casualty; Condemnation	80

7.	AFFIRMATIVE COVENANTS	81
7.01	Financial Statements	81
7.02	Certificates; Other Information	82
7.03	Notices	83
7.04	Payment of Obligations	85
7.05	Preservation of Existence, Etc	85
7.06	Maintenance of Properties	85
7.07	Maintenance of Insurance	86
7.08	Compliance with Laws	88
7.09	Books and Records	88
7.10	Inspection Rights	89
7.11	Use of Proceeds	89
7.12	Additional Guarantors	89
7.13	REIT Status	89
7.14	Beneficial Ownership	89
7.15	Anti-Corruption Laws; Sanctions	89

8.	NEGATIVE COVENANTS	89
8.01	Liens	89

(continued)

Page

8.02	Indebtedness	91
8.03	Fundamental Changes	93
8.04	Dispositions	93
8.05	Restricted Payments	94
8.06	Change in Nature of Business	95
8.07	Transactions with Affiliates	95
8.08	Limitation on Negative Pledge Clauses	95
8.09	Limitation on Restrictions on Subsidiary Distributions	95
8.10	Use of Proceeds	96
8.11	Financial Covenants	96
8.12	Sanctions	96
8.13	Anti-Corruption Laws	96
8.14	Outbound Investment Rules	97
8.15	Limitations on Activities of Parent	97
8.16	Unencumbered Properties	97

9.	EVENTS OF DEFAULT AND REMEDIES	99
9.01	Events of Default	99
9.02	Remedies Upon Event of Default	101
9.03	Application of Funds	102

10.	ADMINISTRATIVE AGENT	102
10.01	Appointment and Authority	102
10.02	Rights as a Lender	103
10.03	Exculpatory Provisions	103
10.04	Reliance by Administrative Agent	104
10.05	Delegation of Duties	104
10.06	Resignation of Administrative Agent	104
10.07	Non-Reliance on Administrative Agent, the Arranger and the Other Lenders	106
10.08	No Other Duties, Etc	106
10.09	Administrative Agent May File Proofs of Claim	106
10.10	Guaranty Matters	107
10.11	Certain ERISA Matters	107
10.12	Recovery of Erroneous Payments	108

11.	MISCELLANEOUS	109
11.01	Amendments, Etc	109
11.02	Notices; Effectiveness; Electronic Communication	110
11.03	No Waiver; Cumulative Remedies; Enforcement	111
11.04	Expenses; Indemnity; Damage Waiver	112
11.05	Payments Set Aside	114
11.06	Successors and Assigns	114
11.07	Treatment of Certain Information; Confidentiality	118
11.08	Right of Setoff	119
11.09	Interest Rate Limitation	119
11.10	Integration; Effectiveness	120
11.11	Survival of Representations and Warranties	120
11.12	Severability	120
11.13	Replacement of Lenders	120

(continued)

Page

11.14	Governing Law; Jurisdiction; Etc	121
11.15	Waiver of Jury Trial	122
11.16	No Advisory or Fiduciary Responsibility	123
11.17	Electronic Execution; Electronic Records; Counterparts	123
11.18	USA PATRIOT Act	124
11.19	Time of the Essence	124
11.20	ENTIRE AGREEMENT	124
11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	124
11.22	Acknowledgement Regarding Any Supported QFCs	125
11.23	Keepwell	126

SCHEDULES

1.01	High Quality Assets
2.01	Commitments and Applicable Percentages
5.01	Initial Unencumbered Properties
6.02	Consents, Authorizations, Filings and Notices
6.05	Supplement to Interim Financial Statements
6.09	Environmental Matters
6.12(d)	Pension Plans
6.13	Subsidiaries and Other Equity Investments
8.01	Existing Liens
8.02	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Notice of Loan Prepayment
C-1	Form of Revolving Credit Note
C-2	Form of Term Loan Note
D	Form of Compliance Certificate
E-1	Assignment and Assumption
E-2	Form of Administrative Questionnaire
F-1	Form of Parent Guaranty
F-2	Form of Subsidiary Guaranty
G-1	Form of U.S. Tax Compliance Certificate – Foreign Lenders (Not Partnerships)
G-2	Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)
G-3	Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)
G-4	Form of U.S. Tax Compliance Certificate – Foreign Lenders (Partnerships)

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 25, 2025, among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Borrower has requested that the Lenders provide a revolving credit facility and term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.           DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Ground Lease” means each ground lease with respect to any Unencumbered Property executed by a member of the Consolidated Group, as lessee, (a) that has a remaining lease term (excluding extension or renewal rights) of at least thirty (30) years, calculated as of the date such property becomes an Unencumbered Property, (b) that is in full force and effect, (c) is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld by landlord, and (d) pursuant to which (i) no event of default or terminating event exists thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute an event of default or terminating event thereunder.

“Acquisition” means, as to any Person, the acquisition by such Person of (a) Equity Interests (other than the Equity Interests of an Unconsolidated Affiliate) of any other Person if, after giving effect to the acquisition of such Equity Interests, such other Person would be a Subsidiary, and (b) any other Property (other than Construction in Process) of any other Person.

“Act” has the meaning specified in Section 11.18.

“Adjusted Funds From Operations” means, for the Consolidated Group for any period, as reported for such period in the “Adjusted Funds From Operations” reconciliation section of the Parent’s quarterly financial statements, the sum of (a) net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus (b) depreciation and amortization (excluding amortization of deferred financing costs), plus (c) other non-recurring expenses and acquisition closing costs that reduce such consolidated net income which do not represent a recurring cash item in such period or any future period, in each case, after adjustments for unconsolidated partnerships and joint ventures; provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (iii) any capital gains and losses and taxes related to capital gains and losses, (iv) income (or loss) associated with third-party ownership of non-controlling equity interests, (v) gains or losses on the sale of discontinued operations as detailed in the most-recent financial statements delivered, as applicable and (vi) adjustments for unconsolidated partnerships and joint ventures.

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at the time of determination, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) as of the Closing Date, such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.16 and (ii) thereafter, the aggregate principal amount of such Term Lender’s Term Loans at such time and (b) in respect to the Revolving Credit Facility, with respect to any Revolving Credit Lender at the time of determination, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Revolving Credit Commitments have expired in accordance with the terms of this Agreement, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility in effect immediately prior to such termination or expiration, as applicable, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility, as of the date hereof, is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto in accordance with the terms of this Agreement, as applicable.

“Applicable Rate” means, at the time of determination, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most-recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(a):

Pricing Level	Consolidated Leverage Ratio	Letters of Credit	Term SOFR and Daily Simple SOFR Revolving Credit Facility	Base Rate Revolving Credit Facility	Term SOFR and Daily Simple SOFR Term Facility	Base Rate Term Facility
1	≤ 35.00%	1.50%	1.50%	0.50%	1.45%	0.45%
2	> 35.00% but ≤ 40.00%	1.55%	1.55%	0.55%	1.50%	0.50%
3	> 40.00% but ≤ 45.00%	1.65%	1.65%	0.65%	1.60%	0.60%
4	> 45.00% but ≤ 50.00%	1.80%	1.80%	0.80%	1.75%	0.75%
5	> 50.00% but ≤ 55.00%	2.00%	2.00%	1.00%	1.95%	0.95%
6	> 55.00%	2.25%	2.25%	1.25%	2.20%	1.20%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the written request of Required Lenders, Pricing Level 6 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first (1st) Business Day immediately following the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 1.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at the time of determination, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means collectively, BofA Securities, Inc., Truist Securities, Inc., Regions Capital Markets and Wells Fargo Securities, LLC, or one of their respective Affiliates, each in their capacity as a joint lead arranger, and “Arranger” means any one of the Arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.

“Attributable Indebtedness” means, on the date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent and its consolidated Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Hotel Property.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (1/2 of 1%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus one percent (1.00%) and (d) one percent (1.00%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 11.22(b).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Common Units” means Borrower’s “Common Units” as defined in the Borrower LP Agreement.

“Borrower LP Agreement” means the Agreement of Limited Partnership of Chatham Lodging, L.P., a Delaware limited partnership, dated as of April 21, 2010, as amended by the First Amendment, dated as of August 5, 2015, but effective as of June 1, 2015, and as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Borrower LTIP Units” means Borrower’s “LTIP Units” as defined in the Borrower LP Agreement.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under the Uniform System of Accounts and reconciled in accordance with GAAP on a balance sheet of such Person; provided that, “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from Insurance Proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking or the threat of taking by eminent domain or Condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment but only to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time or (c) the purchase of plant, property and equipment made within two hundred seventy (270) days of the sale of any asset to the extent purchased with the proceeds of such sale.

“Capitalization Rate” means for (a) any High Quality Asset, 7.25% and (b) any other Real Property assets, 7.75%.

“Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

“Capital Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease (other than obligations under any Operating Lease) of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, under any Capital Lease; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the L/C Issuer or Administrative Agent (on behalf of Lenders), as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P, or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Casualty” means, with respect to any Hotel Property, that such Hotel Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investor, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the outstanding common stock of Parent; (b) the board of directors of Parent shall cease to consist of a majority of Continuing Directors; (c) Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor free and clear of any Liens (other than Liens in favor of Administrative Agent) unless the Unencumbered Property owned by such Subsidiary Guarantor is removed in accordance with Section 5.02 of this Agreement; or (d) Parent or one of its Wholly Owned Subsidiaries shall (i) fail to be sole general partner of Borrower or cease to own, directly or indirectly, all the general partnership interests of Borrower, (ii) fail to control the management and policies of Borrower or (iii) fail to own a majority of the Equity Interests of Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01. For the avoidance of doubt, the Closing Date shall be the date of this Agreement.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral Account” has the meaning specified in Section 2.03(o).

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.) and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR,” “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for the Consolidated Group for any period, without duplication, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense of the Consolidated Group, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges and (g) the Consolidated Group’s pro rata share of Consolidated EBITDA from their Unconsolidated Affiliates, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining such Consolidated Net Income), (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) any other non-cash income and (iv) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Consolidated Group to (b) Consolidated Fixed Charges, in each case for the four (4) fiscal quarters most recently then ended.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Consolidated Group for such period, (b) provision for cash income taxes made by the Consolidated Group on a consolidated basis in respect of such period, (c) scheduled payments (other than balloon payments) made during such period on account of principal of Indebtedness of the Consolidated Group, (d) all preferred dividends accrued or paid during such period and (e) the Consolidated Group’s pro rata share of all expenses, taxes, payments and dividends referred to in the preceding clauses (a) to (d) from their Unconsolidated Affiliates.

“Consolidated Group” means Parent and its consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Interest Expense” means, without duplication, for any period, total interest expense (including that attributable to capital lease obligations) of the Consolidated Group for such period with respect to all outstanding Indebtedness of the Consolidated Group (including, without limitation, all commissions, discounts and other fees and charges owed by the Consolidated Group with respect to letters of credit and bankers’ acceptance financing and net costs of the Consolidated Group under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP) excluding any interest expense attributable to Operating Leases to the extent included in total interest expense for such period in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Total Asset Value on such date; provided that, for purposes of calculating Total Asset Value on any date, the Total Asset Value of any Person Disposed of by the Consolidated Group during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided that, in calculating Consolidated Net Income of the Consolidated Group for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a member of the Consolidated Group or is merged into or consolidated with a member of the Consolidated Group, (b) the income (or deficit) of any Person in which any member of the Consolidated Group has an ownership interest, except to the extent that any such income is actually received by such member of the Consolidated Group in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of any member of the Consolidated Group to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under the terms of this Agreement) or Requirement of Law applicable to such Subsidiary.

“Consolidated Secured Debt” means, as of any date of determination, an amount equal to (a) the aggregate outstanding face amount of all Secured Indebtedness of the Consolidated Group, determined on a consolidated basis in accordance with GAAP at such date and (b) the Consolidated Group’s pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates at such date.

“Consolidated Secured Debt Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt on such date to (b) Total Asset Value on such date; provided that, for purposes of calculating Total Asset Value on any date, the Total Asset Value of any Person Disposed of by the Consolidated Group during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total stockholders’ equity on a consolidated basis determined in accordance with GAAP, minus (b) to the extent included in determining such stockholders’ equity: (i) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, plus (c) all depreciation and amortization determined in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the sum of (a) the aggregate outstanding face amount of all Indebtedness of the Consolidated Group at such date, determined on a consolidated basis in accordance with GAAP at such date and (b) the Consolidated Group’s pro rata share of Indebtedness of their Unconsolidated Affiliates at such date.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Net Operating Income from the Unencumbered Properties to (b) Unsecured Interest Expense, in each case for the four (4) fiscal quarters most recently then ended; provided that, the amount of Net Operating Income in clause (a) above attributable to (i) any Unencumbered Property shall not exceed twenty-five percent (25%) of aggregate Net Operating Income and (ii) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed twenty percent (20%) of aggregate Net Operating Income.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Unsecured Indebtedness to (b) Unencumbered Asset Value.

“Construction in Process” means, any Real Property owned by a member of the Consolidated Group consisting of renovation or expansion of such Real Property in which greater than twenty-five percent (25%) of the aggregate rooms of such Real Property is unavailable for occupancy due to renovation or expansion. A Real Property will cease being classified as “Construction in Process” upon completion of such renovation or expansion.

“Continuing Directors” means the directors of Parent on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director of Parent, if, in each case, such other director’s nomination for election to the board of directors of Parent is recommended by at least 66⅔% of the then Continuing Directors or such other director receives the vote of the Permitted Investor in his or her election by the shareholders of Parent.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute Control. “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, gross negligence or willful misconduct, misrepresentation, misappropriation or misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of special purpose entity covenants, failure to maintain insurance, failure to pay taxes, failure to pay charges of labor or materials or other changes that become a lien on any Property, removal of any portion of a Property during an event of default, termination or amendments to any Franchise Agreement without consent, failure to open and maintain any lockbox and cash management accounts, interference or delay of a lender’s rights and remedies, bankruptcy matters, prohibited indebtedness and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guarantee or indemnification agreements in non-recourse financing of real estate.

“Covered Entity” has the meaning specified in Section 11.22(b).

“Covered Party” has the meaning specified in Section 11.22(a).

“Credit Extension” means each of the following: (a) a Borrowing and/or (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of the Loans and Loan Documents.

“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) two percent (2%) per annum; provided, however, that with respect to a Term SOFR Rate Loan or a Daily SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Letters of Credit plus two percent (2%) per annum.

“Default Rights” has the meaning specified in Section 11.22(b).

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, the L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, the L/C Issuer, and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than an Operating Lease) or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)) and the other conditions to such assignment set forth in Section 11.06(b)).

“Environmental Laws” means any and all Federal, state, and local laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions or other legally enforceable requirements of foreign governmental authority relating to pollution and the protection of human health and safety, the environment and natural resources or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, actual out-of-pocket costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual written arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common Control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; or (i) a failure by Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.23 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means each of (a) that certain Second Amendment and Restatement Agreement, dated as of October 28, 2022, executed by Parent, Borrower, Barclays Bank PLC, as Administrative Agent and L/C Administrator and the lenders party thereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of December 19, 2022 and (b) that certain Term Loan Credit Agreement, dated as of October 28, 2022, among Parent, Borrower, Regions Bank, as administrative agent, and the lenders party thereto.

“Extended Term Maturity Date” means September 25, 2030.

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Fee Letter” means any letter agreement among Borrower, Parent, Administrative Agent and/or any Arranger with respect to any Facility.

“First Extended Revolver Maturity Date” means March 25, 2030.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Franchise Agreement” means, with respect to the Hotel Properties, a license or franchise agreement between a Subsidiary and a Qualified Franchisor.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders (that are not Defaulting Lenders) or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Income from Operations” means, for the Consolidated Group, without duplication, for any period, with respect to any Hotel Property, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by a member of the Consolidated Group or a Qualified Manager for the use, occupancy or enjoyment of such Hotel Property, or any part thereof, or received by a member of the Consolidated Group or a Qualified Manager for the sale of any goods, services or other items sold on or provided from such Hotel Property in the ordinary course of such Hotel Property’s operation, during such period including without limitation: (a) all income and proceeds received from any Lease, Operating Lease and rental of rooms, exhibit, sales, commercial, meeting, conference or banquet space within such Hotel Property, including net parking revenue, and net income from vending machines, health club fees and service charges; (b) all income and proceeds received from food and beverage operations and from catering services conducted from such Hotel Property even though rendered outside of such Hotel Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of such Hotel Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of such Hotel Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of such Hotel Property’s operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs; but excluding, (i) gross receipts received by lessees, licensees or concessionaires of such Hotel Property; (ii) consideration received at such Hotel Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of the Loan Parties or a Qualified Manager; (iii) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of such Hotel Property’s operation; (iv) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of such Hotel Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (v) Awards (except to the extent provided in clause (d) above); (vi) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (vii) gratuities collected by employees at such Hotel Property; (viii) the proceeds of any financing; (ix) other income or proceeds resulting other than from the use or occupancy of such Hotel Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from such Hotel Property in the ordinary course of business; and (x) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty, and “Guaranty” means any one of the Guaranties.

“Guarantors” means (a) with respect to each Facility, the Parent and each Subsidiary Guarantor and (b) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, Borrower and each Qualified ECP Guarantor, and “Guarantor” means any one of the Guarantors, as applicable.

“High Quality Asset” means any (a) Property set forth on Schedule 1.01 or (b) Urban Acquired Property.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes regulated, classified or otherwise characterized as “hazardous”, “toxic”, a “pollutant” or “contaminant” or words of similar import under or pursuant to any Environmental Law.

“Hotel Property” means any Real Property owned or leased by a Subsidiary, on which there is located an operating hotel.

“Improvements” means any Subsidiary’s interest in and to all on site and off site improvements to any Hotel Property, together with all fixtures, tenant improvements, and appurtenances now or later to be located on any Hotel Property or in such improvements.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)         all direct or contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)          net obligations of such Person under any Swap Contract;

(d)         all obligations to pay the deferred purchase price of property or services (excluding any obligations under a contract to purchase Property that has not been consummated) or services (other than trade payables incurred in the ordinary course of such Person’s business);

(e)         Capital Leases and Synthetic Lease Obligations;

(f)         all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends;

(g)         indebtedness (excluding prepaid interest thereon) secured by a Lien on property (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness has been assumed by the grantor of the Lien or is limited in recourse; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, Indebtedness shall include such Person’s pro rata share of the foregoing items and components attributable to Indebtedness of Unconsolidated Affiliates but exclude liabilities or obligations associated with Operating Leases whether or not included in Indebtedness in accordance with GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Revolver Maturity Date” means September 25, 2029.

“Initial Term Maturity Date” means September 25, 2029.

“Insurance Proceeds” means the proceeds of any insurance to which any member of the Consolidated Group may be entitled to, whether or not actually received, with respect to any Unencumbered Property.

“Interest Payment Date” means (a) with respect to any Base Rate Loan or Daily SOFR Rate Loan, the first (1st) Business Day of each calendar month and the applicable Maturity Date and (b) with respect to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Rate Loan exceeds three (3) months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by Borrower in its Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)         any Interest Period pertaining to a Term SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interest, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, in which Parent or its Subsidiaries has a direct or indirect equity or similar interest and which is not a Wholly Owned Subsidiary of Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines (to the extent legally enforceable), regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases expressly provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lease” means, other than any Operating Lease, Acceptable Ground Lease, or other ground lease or air right lease, each existing or future lease, sublease (to the extent of any Subsidiary’s rights thereunder), license, or other agreement under the terms of which any Person has or acquires any right to occupy or use any Hotel Property, or any part thereof, or interest therein, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement and (b) each existing or future guaranty of payment or performance thereunder.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders and the L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent in writing, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.03(j).

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Letter of Credit Termination Date” means the day that is one (1) year after the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to Borrower under Article 2 in the form of a Revolving Credit Loan or a Term Loan.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Issuer Document, any agreement (if any) creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, each Guaranty and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Rate Loans, in each case pursuant to Section 2.02, which shall be substantially in the form of Exhibit A or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“Loan Parties” means, collectively, Borrower and each Guarantor.

“Management Agreement” means, with respect to any Hotel Property, unless such Hotel Property is managed by a member of the Consolidated Group which owns (or leases) such Hotel Property, the management agreement entered into by and between the member of the Consolidated Group that owns or leases such Hotel Property and the Qualified Manager, pursuant to which the Qualified Manager is to provide management and other services with respect to such Hotel Property, or, if the context requires, a Qualified Manager who is managing such Hotel Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Material Acquisition” means any Acquisition (or series of related Acquisitions) or any Investment (or series of related Investments) permitted by, and consummated in accordance with, the terms of this Agreement, for which the aggregate consideration paid in respect of such Acquisition or Investment (including any Indebtedness assumed in connection therewith) is $100,000,000 or more.

“Material Adverse Effect” means (a)  a material adverse effect on, the operations, business, assets, properties or financial condition of the Consolidated Group, taken as a whole; or (b) a material adverse effect on (i) the ability of Borrower and the other Loan Parties, taken as a whole, to perform their material Obligations under any Loan Document to which any such Person is a party, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits in any material respect available to, or conferred upon, Administrative Agent or any Lender under any Loan Documents.

“Material Environmental Amount” means an amount or amounts payable by any member of the Consolidated Group or in respect to any Real Property in the aggregate in excess of $5,000,000, for: (a) costs to comply with any Environmental Law; (b) actual out-of-pocket costs of any investigation, and any remediation, of any Hazardous Material that would reasonably be expected to give rise to liability under any Environmental Law; and (c) compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

“Material Environmental Event” means, with respect to any Unencumbered Property, (a) a violation of any Environmental Law with respect to such Unencumbered Property, or (b) the presence of any Hazardous Materials on, about, or under such Unencumbered Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance would reasonably be expected to result in a Material Environmental Amount.

“Material Property Event” means, with respect to any Unencumbered Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that would reasonably be expected to (a) have a material adverse effect with respect to the financial condition or the operations of such Unencumbered Property, (b) have a material adverse effect on the ownership of such Unencumbered Property, or (c) result in a Material Environmental Event.

“Material Title Defects” means, with respect to any Unencumbered Property, defects, Liens (other than Permitted Liens), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would, individually or in the aggregate, materially impair the value or operations of such Property, would prevent such Property from being used in the manner in which it is currently being used, or would result in a violation of any Applicable Law which would reasonably be expected to cause a Material Property Event).

“Maturity Date” means the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) during the existence of a Defaulting Lender, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred and three percent (103%) of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(o), one hundred and three percent (103%) of the Outstanding Amount of L/C Obligations at such time (or, in the case of the last sentence of such Section 2.03(o), the L/C Obligations in respect of each Letter of Credit that has an expiration date beyond the Maturity Date), and (c) otherwise, an amount determined by Administrative Agent and the L/C Issuer in their reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Financing” means Indebtedness of the type permitted by Section 8.02(j).

“Mortgage Notes Receivable” means any mortgage notes receivable, including interest payments thereunder, issued in favor of any member of the Consolidated Group or any Joint Venture in which a member of the Consolidated Group is a member by any Person (other than a member of the Consolidated Group).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Recourse Indebtedness” means any Indebtedness other than Recourse Indebtedness.

“Non-Recourse Parent Guarantor” means Borrower and any direct or indirect parent of Borrower providing a guarantee permitted by Sections 8.02(d), 8.02(g), 8.02(j) or 8.02(k).

“Non-Recourse Subsidiary Borrower” means a Subsidiary of Borrower (other than an Unencumbered Property Owner) whose principal assets are the assets securing Indebtedness incurred in accordance with Sections 8.02(d), 8.02(g), 8.02(j) or 8.02(k).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit B or such other form as may be reasonably approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that all references to “Obligations” in the Loan Documents, and any other security agreement, or pledge agreements delivered to Administrative Agent to Guarantee, or create or evidence Liens securing, the Obligations shall, in addition to the foregoing, include all present and future indebtedness, liabilities, and obligations now or hereafter owed to Administrative Agent, any Lender, any Affiliate of Administrative Agent or any Lender (or any Person who was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into) arising from, by virtue of, or pursuant to any Swap Contract that relates solely to the Obligations; provided further that the Obligations with respect to any Guarantor shall exclude any Excluded Swap Obligations of such Guarantor. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Expenses” means, with respect to any Hotel Property for any period, the sum of all costs and expenses of operating, maintaining, directing, managing and supervising such Hotel Property (excluding, (a) depreciation and amortization, (b) any scheduled principal and interest payments with respect to any Indebtedness incurred in connection with such Hotel Property, (c) any Capital Expenditures in connection with such Hotel Property, or (d) the costs of any other things specified to be done or provided at the Consolidated Group’s or the Qualified Manager’s sole expense) incurred by the Consolidated Group or the Qualified Manager pursuant to the applicable Management Agreement, or as otherwise specifically provided therein, which are properly attributable to the period under consideration under Parents’s system of accounting, including without limitation: (i) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, including such items bearing the name or identifying characteristics of the hotels as the Consolidated Group or the Qualified Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms), Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of such Hotel Property to the appropriate operating departments; (ii) salaries and wages of personnel of such Hotel Property, including costs of payroll taxes and employee benefits; (iii) the cost of all other goods and services obtained by any member of the Consolidated Group or the Qualified Manager in connection with its operation of such Hotel Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (iv) the cost of repairs to and maintenance of such Hotel Property other than of a capital nature; (v) the allocated amount of insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of such Hotel Property (as distinguished from any property damage insurance on such Hotel Property building or its contents) and losses incurred on any self-insured risks of the foregoing types; provided that, Borrower and the Qualified Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks; (vi) all real estate and personal property taxes, assessments, water rates or sewer rents, now hereafter levied or assessed or imposed against such Hotel Property or part thereof and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against the Consolidated Group or the Qualified Manager with respect to the operation of such Hotel Property; (vii) the allocated amount of legal fees and fees of any firm of independent certified public accounts designated from time to time by the Parent for services directly related to the operation of such Hotel Property; (viii) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities; provided that, as to the Unencumbered Properties only, if such costs and expenses have not been included in an approved budget, then if such costs exceed $5,000 in any one instance the same shall be subject to approval by Administrative Agent; (ix) the allocated amount of all expenses for advertising such Hotel Property and all expenses of sales promotion and public relations activities; (x) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in the Parent’s system; (xi) the cost associated with any retail Leases or Operating Leases; (xii) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to the Qualified Manager under the related Management Agreement; (xiii) any franchise fees or other fees and reimbursables paid or payable to the Qualified Franchisor under the related Franchise Agreement; and (xiv) all costs and expenses of owning, maintaining, conducting and supervising the operation of such Hotel Property to the extent such costs and expenses are not included above.

“Operating Lease” means, with respect to each Hotel Property, the lease agreement entered into by and between the member of the Consolidated Group which owns or leases (pursuant to an Acceptable Ground Lease, in the case of an Unencumbered Property) such Hotel Property and the applicable Lessee, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Charges” means all ground rents, maintenance charges, impositions other than taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Property, now or hereafter levied or assessed or imposed against the Real Property or any part thereof.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et. Seq.

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans or Term Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Parent’ has the meaning specified in the introductory paragraph hereto.

“Parent Guaranty” means that certain Parent Guaranty dated as of the date hereof, made by Parent in favor of Administrative Agent, L/C Issuer and the Lenders.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate or with respect to which Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Construction Financing” means collectively, Non-Recourse Indebtedness incurred to finance the construction or improvement of Real Estate Under Construction (inclusive of Non-Recourse Indebtedness incurred as part of such construction financing and applied to reimburse costs previously paid to fund the related construction) and that is secured by such Real Estate Under Construction.

“Permitted Investor” means Jeffrey H. Fisher, together with his spouse, parents, grandparents, siblings, siblings’ children, aunts, uncles, in-laws, children, stepchildren, grandchildren or stepgrandchildren, or one or more trusts or limited liability companies or other entities, the sole beneficiaries, members or equity owners of which are any of the foregoing, and his charitable trusts.

“Permitted Liens” means Liens permitted under Sections 8.01(a), (c) through (g), (h), (i), (j) and (k).

“Permitted Limited Recourse Guarantees” means guarantees by any Non-Recourse Parent Guarantor (a) for (i) Customary Recourse Exceptions and (ii) customary non-monetary completion and performance guarantees by any Non-Recourse Parent Guarantor, in each case with respect to Indebtedness permitted by Sections 8.02(j) and 8.02(k), and (b) monetary completion guarantees and payment guarantees in connection with Indebtedness permitted by Section 8.02(f).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or any ERISA Affiliate or any such Plan to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning specified in Section 11.22(b).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Franchisor” means, with respect to any Hotel Property, a Person that licenses or franchises its hotel brand to hotel owners or operators.

“Qualified Manager” means, with respect to any Hotel Property, a management company that manages and operates a Hotel Property pursuant to a Management Agreement for such Hotel Property.

“Real Estate Under Construction” means Real Property on which construction of material improvements has commenced or shall concurrently commence with the incurrence of Indebtedness financing such construction and is or shall be continuing to be performed, but has not yet been completed (as such completion is evidenced by the issuance of a temporary or permanent certificate of occupancy (whichever occurs first) for such Real Property).

“Real Property” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Recipient” means Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender’s Liens (if any) on a particular asset or group of assets (except to the extent the Property on which such lender has a Lien and to which its recourse for non-payment is limited constitutes cash or Cash Equivalents, to which extent such Indebtedness shall be deemed to be Recourse Indebtedness); provided that, personal recourse of any Person for Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators and managers of such Person and of such Person’s Affiliates.

“Replacement Franchise Agreement” means either (i) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement being replaced, or (ii) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to Administrative Agent.

“Replacement Management Agreement” means either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement being replaced, or (ii) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Administrative Agent.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Credit Borrowing or a Term Borrowing, or conversion or continuation of Revolving Credit Loans or Term Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Revolving Credit Lender that is the L/C Issuer in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Credit Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Revolving Credit Lender that is the L/C Issuer in making such determination.

“Required Term Lenders” means, at any time, Term Lenders holding more than fifty percent (50%) of the Term Facility; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, or the construction, use, alteration or operation of any Real Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and, with respect to any Real Property, all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any member of the Consolidated Group, at any time in force affecting such Real Property or any part thereof.

“Rescindable Amount” has the meaning as specified in Section 2.11(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and (c) solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restoration” means the repair and restoration of a Hotel Property after a Casualty or Condemnation as nearly as possible to the condition the Hotel Property was in immediately prior to such Casualty or Condemnation, with, in the case of an Unencumbered Property, such alterations as may be reasonably approved by Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Maturity Date” means (a) if the Initial Revolver Maturity Date is not extended to the First Extended Revolver Maturity Date pursuant to Section 2.13, then the Initial Revolver Maturity Date, (b) if the Initial Revolver Maturity Date is extended to the First Extended Revolver Maturity Date pursuant to Section 2.13 and the First Extended Revolver Maturity Date is not extended to the Second Extended Revolver Maturity Date pursuant to Section 2.13, then the First Extended Revolver Maturity Date, and (c) if the Initial Revolver Maturity Date is extended to the First Extended Revolver Maturity Date pursuant to Section 2.13 and the First Extended Revolver Maturity Date is extended to the Second Extended Revolver Maturity Date pursuant to Section 2.13, then the Second Extended Revolver Maturity Date; provided, however, that in each case, if any such date is not a Business Day, then the Revolving Credit Maturity Date shall be the immediately preceding Business Day.

“Revolving Credit Note” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“Seasoned Property” means each Unencumbered Property that has been owned by a member of the Consolidated Group for more than four (4) full fiscal quarters.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Extended Revolver Maturity Date” means September 25, 2030.

“Secured Indebtedness” means, for any Person at any date, without duplication, Indebtedness of such Person that is secured by a Lien; provided that, notwithstanding the foregoing, Indebtedness that is secured by a pledge of Equity Interests shall constitute Secured Indebtedness only if such Property also secures Indebtedness of such issuer.

“Secured Recourse Debt” means as of any date of determination, an amount equal to the Consolidated Secured Debt on such date that is Recourse Indebtedness.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time that is satisfactory to Administrative Agent.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.23).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other ownership interests having ordinary voting power for the election of directors or other governing body (other than securities or ownership interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantors” means, as of any date, each (a) Unencumbered Property Owner and (b) each direct and indirect Subsidiary of Borrower that owns Equity Interests, directly or indirectly, in any Unencumbered Property Owner, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.

“Subsidiary Guaranty” means that certain Subsidiary Guaranty dated as of the date hereof, made by each Subsidiary Guarantor in favor of Administrative Agent, L/C Issuer and the Lenders.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make its Term Loan to Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means (a) as of the Closing Date, the aggregate amount of the Term Commitments at such time and (b) at any time thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) as of the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility pursuant to Section 2.01(a).

“Term Loan Maturity Date” means (a) if the Initial Term Loan Maturity Date is not extended to the Extended Term Loan Maturity Date pursuant to Section 2.13, then the Initial Term Loan Maturity Date and (ii) if the Initial Term Loan Maturity Date is extended to the Extended Term Loan Maturity Date pursuant to Section 2.13, then the Extended Term Loan Maturity Date; provided, however, that in each case, if any such date is not a Business Day, then the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Note” means a promissory note made by Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-2.

“Term SOFR” means:

(a)      for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero percent (0.00%), the Term SOFR shall be deemed zero percent (0.00%) for purposes of this Agreement.

“Term SOFR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“Total Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) for Real Property assets owned for four (4) full consecutive fiscal quarters or more as of such date, an amount equal to (x) Net Operating Income for such Real Property assets for the four (4) consecutive fiscal quarters most recently ending on or immediately prior to such date minus the aggregate amount of Net Operating Income attributable to each such Real Property asset acquired, sold or otherwise disposed of during such period, divided by (y) the Capitalization Rate with respect to such Real Property assets, plus (b) the acquisition cost of each Real Property asset (other than Construction in Process) acquired during the most recent four (4) consecutive fiscal quarters ending on or prior to such date, plus (c) cost of Construction in Process (including the purchase price of the related Real Property) plus the GAAP book value of any capital expenditures in connection with the renovation or expansion or such Real Property in the most recently delivered balance sheet, plus (d) unrestricted cash and Cash Equivalents on the last day of the four consecutive fiscal quarters ending on or immediately prior to such date, plus (e) the Consolidated Group’s pro rata share of the foregoing items in clauses (a), (b) and (c) attributable to interests in Unconsolidated Affiliates, plus (f) an amount equal to the aggregate book value of accounts receivable, Mortgage Notes Receivable, construction loans, capital improvement loans and other loans not in default owned by the Consolidated Group, plus (g) capitalized costs for expenditures related to hotel development and/or room expansions under construction, in accordance with GAAP (construction in progress book value); provided that the calculation of Total Asset Value shall be adjusted to eliminate the portion of each of the following types of assets that exceeds the following limitations for such assets: (i) Mortgage Notes Receivable in an aggregate amount of five percent (5.0%) of Total Asset Value; (ii) Construction in Process in an aggregate amount of fifteen percent (15.0%) of Total Asset Value; (iii) Unconsolidated Affiliates in an aggregate amount of twenty percent (20%) of Total Asset Value; and (iv) aggregate Investments in the items described in clauses (i) through (iii) above in an aggregate amount of thirty percent (30%) of Total Asset Value.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Indebtedness” means, as of any date of determination, all Indebtedness of the Consolidated Group determined on a consolidated basis.

“Total Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans and all L/C Obligations as of such date.

“Total Secured Indebtedness” means, as of any date of determination, all Secured Indebtedness of the Consolidated Group determined on a consolidated basis.

“Total Unsecured Indebtedness” means, as of any date of determination, all Indebtedness of the Consolidated Group determined on a consolidated basis that is not Secured Indebtedness.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, Daily SOFR Rate Loan or a Term SOFR Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliates” means all affiliates of Parent whose financial statements are not required to be consolidated with the financial statements of Parent in accordance with GAAP, and “Unconsolidated Affiliate” means any one of the Unconsolidated Affiliates.

“Unencumbered Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) for each Unencumbered Property that is not a Seasoned Property, the purchase price for such Unencumbered Property, plus (b) for any Unencumbered Property that is a Seasoned Property, (x) the Net Operating Income for such Unencumbered Property for the four (4) fiscal quarters ended on or immediately prior to such date of determination for which financial statements are available divided by (y) the Capitalization Rate applicable to such Unencumbered Property; provided that the aggregate amount of Unencumbered Asset Value attributable to (i) Unencumbered Properties that are not Seasoned Properties shall not exceed twenty percent (20%) and (ii) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed twenty percent (20%).

“Unencumbered NOI” means, at any time for the Consolidated Group, an amount equal to (a) the aggregate Gross Income from Operations of each Unencumbered Property for such period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such each Unencumbered Property during such period (including real estate taxes, but excluding any management fees, franchise fees, debt service charges, income taxes, depreciation, amortization and other noncash expenses), (ii) the actual management fees paid under the applicable Management Agreement during such period, (iii) a franchise fee that is the greater of 3% of the aggregate Gross Income from Operations of such Unencumbered Property for such period or the actual franchise fees incurred during such period and (iv) a furniture, fixtures and equipment reserve of 4% of the aggregate Gross Income from Operations of such Unencumbered Property for such period.

“Unencumbered Properties” means Real Property identified by Borrower in the most-recent Compliance Certificate delivered by Borrower that meet each of the following criteria:

(a)          a Hotel Property located in the United States;

(b)        wholly-owned by Borrower or a Wholly-Owned Subsidiary that is a Subsidiary Guarantor (or a Wholly-Owned Subsidiary that will become a Subsidiary Guarantor at the time such Real Property becomes an Unencumbered Property) in fee simple or subject to a ground lease or air rights lease pursuant to an Acceptable Ground Lease;

(c)         if such property is owned (or leased pursuant to an Acceptable Ground Lease) by a Subsidiary, then such Subsidiary may not, nor may any other Subsidiary of Borrower that directly or indirectly owns the Equity Interests of such Subsidiary, incur, Guarantee, or otherwise be liable for any Indebtedness (other than the Obligations and Unsecured Indebtedness permitted by this Agreement);

(d)        not subject to any ground leases (other than an Acceptable Ground Lease), Liens, negative pledges and/or other encumbrances or restrictions on the ability of the relevant Consolidated Group member to dispose of, pledge or otherwise encumber such property or any income therefrom (other than Permitted Liens);

(e)         if such property is owned (or leased pursuant to an Acceptable Ground Lease) by a Subsidiary, then such Subsidiary is Controlled (including control over operating activities of such Subsidiary and the ability of such Subsidiary to Dispose of, grant Liens on, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person) exclusively by Borrower and/or one or more Wholly-Owned Subsidiaries of Borrower;

(f)         not subject to any material structural defects or major architectural deficiencies, Material Title Defects, or other adverse matters which, individually or collectively, would reasonably be expected to cause a Material Property Event; and

(g)          not subject to a then existing Material Environmental Event.

“Unencumbered Property Owner” means a direct or indirect Subsidiary of Borrower that holds title to (or is the ground lessee pursuant to an Acceptable Ground Lease of) an Unencumbered Property.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“Unsecured Interest Expense” means, as of any date of determination for any period, the greater of (a) Consolidated Interest Expense on Total Unsecured Indebtedness for such period, and (b) the annual amount of implied interest charges on Total Unsecured Indebtedness as of such date of determination utilizing an interest rate equal to five percent (5.0%) per annum.

“Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Net Operating Income from the Unencumbered Properties to (b) Unsecured Interest Expense, in each case for the four (4) fiscal quarters most recently then ended; provided that, there the amount of Net Operating Income in clause (a) above attributable to (i) any Unencumbered Property shall not exceed twenty-five percent (25%) of aggregate Net Operating Income and (ii) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed twenty percent (20%) of aggregate Net Operating Income.

“Unused Rate” means, as of any date, (a) a percentage per annum equal to 0.30% if on such date the Total Outstandings are less than or equal to fifty percent (50%) of the Aggregate Commitments and (b) a percentage per annum equal to 0.20% if on such date the Total Outstandings are greater than fifty percent (50%) of the Aggregate Commitments.

“Urban Acquired Property” means any Hotel Property purchased by the Loan Parties, which has a downtown or central business district location in Boston, Chicago, Los Angeles, Manhattan, San Francisco or Washington D.C.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Equity Interests with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by Applicable Laws) is beneficially owned, directly or indirectly, by such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02      Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03       Accounting Terms.

(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470‑20 on financial liabilities shall be disregarded.

(b)     Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)      Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04     Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06      Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07      Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

2.          THE COMMITMENTS AND CREDIT EXTENSIONS

2.01       Loans.

(a)     Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to Borrower on the Closing Date in an amount not to exceed such Term Lender’s Term Commitment.

As of the Closing Date, the aggregate amount of all Term Commitments of Term Lenders shall be $200,000,000. Each Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans, Daily SOFR Rate Loans or Term SOFR Rate Loans, as further provided herein

(b)     Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (a) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. As of the Closing Date, the aggregate amount of all Revolving Credit Commitments of Revolving Credit Lenders shall be $300,000,000. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Daily SOFR Rate Loans, Term SOFR Rate Loans or, in each case as further provided and subject to the limitations set forth herein.

2.02       Borrowings, Conversions and Continuations of Loans.

(a)    Each Revolving Credit Borrowing, each Term Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Loan Notice. Each such Loan Notice must be received by Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of Term SOFR Rate Loans or of any conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans or Base Rate Loans, and (ii) on the requested date of any Borrowing of any Daily SOFR Rate Loans or of any conversion of Daily SOFR Rate Loans to Base Rate Loans or Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(f), each Borrowing of or conversion to Daily SOFR Rate Loans or Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether Borrower is requesting a Revolving Credit Borrowing, a Term Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Daily SOFR Rate Loans. Any such automatic conversion to Daily SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, Borrower will be deemed to have specified an Interest Period of one (1) month.

(b)    Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loans or Term Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Term SOFR Rate Loans described in the preceding subsection. In the case of a Revolving Credit Borrowing or Term Borrowing, each Revolving Credit Lender or Term Lender, as appropriate, shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Loan Notice with respect to a Revolving Credit Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c)    Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of such interest rate.

(d)    Without limitation of any other conditions herein, a Borrowing or continuation of or conversion to Term SOFR Rate Loans shall not be permitted if:

(i)       A Default has occurred and is continuing and has not been waived by Required Revolving Lenders or all Revolving Credit Lenders, as applicable, with respect to a Revolving Credit Borrowing or Required Term Lenders or all Term Lenders, as applicable, with respect to a Term Borrowing;

(ii)      After giving effect to a requested Revolving Credit Borrowing or continuation of or conversion to Term SOFR Rate Loans, the sum of all Term SOFR Rate Loans that are Revolving Credit Loans plus all Daily SOFR Rate Loans that are Revolving Credit Loans would exceed the aggregate Revolving Credit Commitments;

(iii)    The requested Borrowing or continuation of or conversion to Term SOFR Rate Loans would cause more than ten (10) Interest Periods to be in effect at any one time for Term SOFR Rate Loans, after giving effect to all Term SOFR Rate Loans, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type;

(iv)      The requested interest period does not conform to the definition of Interest Period herein; or

(v)    Any of the circumstances referred to in Section 3.03 shall apply with respect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans.

(e)    Except as otherwise provided herein, a Term SOFR Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Rate Loan unless Borrower makes all payments required pursuant to Section 3.05 resulting therefrom.

(f)      Borrower may not request a Borrowing of, or conversion to, Base Rate Loans unless Daily SOFR Rate Loans and Term SOFR Rate Loans are unavailable, as further provided herein.

(g)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent, and such Lender.

(h)     With respect to Daily Simple SOFR or Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03       Letters of Credit.

(a)     General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, Borrower may request the L/C Issuer, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to Borrower, Administrative Agent and L/C Issuer in their reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with this Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be reasonably necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by Borrower to, or entered into by Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon by Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer shall not (i) permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)    Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed the Letter of Credit Sublimit, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Credit Commitment and (iv) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly, Borrower may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)       The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)     except as otherwise agreed by Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D)     any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(v)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)      the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii)     The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)    Expiration Date. Subject to the last paragraph of Section 2.03(b), each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the Letter of Credit Termination Date; provided that Borrower shall Cash Collateralize pursuant to Section 2.03(o) each Letter of Credit that has an expiration date after the Revolving Credit Maturity Date on the date that is thirty (30) days prior to the Revolving Credit Maturity Date.

(e)    Participations. (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(i)    In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to Administrative Agent, for account of the L/C Issuer, such Revolving Credit Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by Administrative Agent to the Revolving Credit Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason, including after the Revolving Credit Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to Section 2.03(f), Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Credit Lenders have made payments pursuant to this Section 2.03(e) to reimburse the L/C Issuer, then to such Revolving Credit Lenders and the L/C Issuer as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this Section 2.03(e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Revolving Credit Loan and shall not relieve Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Credit Lender’s Revolving Credit Commitment is amended pursuant to the operation of Section 2.13 or 2.14, as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.

(ii)    If any Revolving Credit Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(ii)shall be conclusive absent manifest error.

(f)     Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Credit Borrowing of Daily SOFR Rate Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing of Daily SOFR Rate Loans. If Borrower fails to make such payment when due, Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Credit Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Revolving Credit Borrowing of Daily SOFR Rate Loans to be disbursed on the date of payment by the L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 or Section 2.03 for the principal amount of Daily SOFR Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)     Obligations Absolute. Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)       any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)      the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice Borrower;

(v)       honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly, but in no event later than two (2) Business Days after Borrower’s receipt thereof, notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

None of Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to Borrower, nor shall the foregoing preclude Borrower from pursuing any of its rights and remedies, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by Applicable Law, unless such consequential damages are payable by Borrower to a third party) suffered by Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct, fraud or illegal act on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(ix)    the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(x)      the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(xi)    the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(xii)   this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that, in the absence of gross negligence, willful misconduct, fraud or illegal act by the L/C Issuer, includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer declining to take-up documents and make payment (x) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (y) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.

(h)     Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, in the absence of gross negligence, willful misconduct, fraud or illegal act, the L/C Issuer shall not be responsible to Borrower for, and the L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)    The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(j)     Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date, on the Letter of Credit Termination Date and thereafter on written demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(k)    Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first (1st) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date, on the Letter of Credit Termination Date and thereafter on written demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on written demand and are nonrefundable.

(l)      Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify Administrative Agent and Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(m)    Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Daily SOFR Rate Loans; provided that if Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.07(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer shall be for account of such Revolving Credit Lender to the extent of such payment.

(n)     Replacement of L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o)    Cash Collateralization. If any Event of Default shall occur and be continuing, on Borrower’s receipt of written notice from Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Credit Loans has been accelerated, Revolving Credit Lenders with L/C Obligations representing greater than fifty percent (50%) of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (o), Borrower shall no later than three (3) Business Days thereafter, deposit into an account established and maintained on the books and records of Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (f) of Section 9.01. Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, (i) if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum Collateral Amount and (ii) Borrower shall Cash Collateralize each Letter of Credit that has an expiration date beyond the Revolving Credit Maturity Date in an amount equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon at least thirty (30) days prior to such Revolving Credit Maturity Date.

Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with L/C Obligations representing greater than fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(p)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of Borrower. Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(q)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04      Prepayments.

(a)     Borrower may, upon notice to Administrative Agent pursuant to delivery to Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Rate Loans and (B) on the date of prepayment of Daily SOFR Rate Loans or Base Rate Loans; (ii) any prepayment of Term SOFR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Daily SOFR Rate Loans or Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that Borrower shall have the right to withdraw any Notice of Loan Prepayment by notice given to Administrative Agent no later than one (1) Business Day prior to the date of prepayment so long as Borrower pays any amounts, if any, required pursuant to Section 3.05. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loan or Daily SOFR Rate Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each prepayment of the outstanding Term Loans pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof on a pro-rata basis, and subject to Section 2.16, each prepayment with respect to a Facility shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(b)    If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, Borrower shall promptly, but no event later than three (3) Business Days, prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect.

2.05       Termination or Reduction of Commitments.

(a)   Borrower may, upon notice to Administrative Agent, terminate the aggregate Revolving Credit Commitments, or from time to time permanently reduce the aggregate Revolving Credit Commitments; provided that (a) any such notice shall be received by Administrative Agent not later than 11:00 a.m. (x) five (5) Business Days prior to the date of a requested termination or (y) three (3) Business Days prior to the date of a requested reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) Borrower shall not terminate or reduce the aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments. Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the aggregate Revolving Credit Commitments. Any reduction of the aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees accrued until the effective date of any termination of the aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

(b)    The aggregate Term Commitment of all Term Lenders shall be automatically and permanently reduced to zero on the Closing Date upon the funding by Term Lenders of the Term Loans.

2.06       Repayment of Loans.

(a)    Borrower shall repay to the Revolving Credit Lenders on the Revolving Credit Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.

(b)     Borrower shall repay to the Term Lenders on the Term Loan Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

2.07       Interest.

(a)     Subject to the provisions of clause (b) below, (i) each Daily SOFR Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable date of Borrowing at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for Daily SOFR Rate Loans; (ii) each Term SOFR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Rate Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

(b)     (i)  If any amount of principal of any Loan is not paid when due (taking into account any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (taking into account any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08       Fees. In addition to certain fees described in clauses (j) and (k) of Section 2.03:

(a)     Unused Fee. Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, an unused fee equal to the Unused Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the Outstanding Amount of all Revolving Credit Loans, subject to adjustment as provided in Section 2.16. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears.

(b)     Other Fees. (i) Borrower shall pay to the Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in each Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    Borrower shall pay to the Lenders such fees as shall have been separately agreed upon by Borrower and such Lenders in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09       Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)     All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(j) or 2.07(b) or under Section 9. Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10       Evidence of Debt.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent to Borrower, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in clause (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.11       Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)     (i)  Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Daily SOFR Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)   Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

With respect to any payment that Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Term Loans, as applicable, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12     Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 2.12 shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

2.13       Extension of Maturity Date.

(a)    Requests for Extension. Borrower may, by notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the (i) Initial Revolver Maturity Date, request that the Initial Revolver Maturity Date be extended to the First Extended Revolver Maturity Date, (ii) First Extended Revolver Maturity Date, if the Initial Revolver Maturity Date has been extended to the First Extended Revolver Maturity Date, request that the First Extended Revolver Maturity Date be extended to the Second Extended Revolver Maturity Date and (iii) the Initial Term Maturity Date, request that the Initial Term Maturity Date be extended to the Extended Term Maturity Date.

(b)     Conditions Precedent. As a condition precedent to the extension of each of the Initial Revolver Maturity Date to the First Extended Revolver Maturity Date, the First Extended Revolver Maturity Date to the Second Extended Revolver Maturity Date and the Initial Term Maturity Date to the Extended Term Maturity Date, as applicable, pursuant to this Section 2.13:

(i)    Borrower shall deliver to Administrative Agent a certificate of each Loan Party signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by such Loan Party approving or consenting to such extension (which may be resolutions previously delivered hereunder) and (B) in the case of Borrower, certifying that, as of the date of the notice described in Section 2.13(a), as of the Initial Revolver Maturity Date, the First Extended Revolver Maturity Date or the Initial Term Maturity Date, as applicable, and immediately after giving effect to such extension, (1) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier set forth therein) on and as of the Initial Revolver Maturity Date, the First Extended Revolver Maturity Date or the Initial Term Maturity Date, as applicable, except to the extent that such representations and warranties specifically refer to (x) an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifier set forth therein) as of such earlier date, and (y) changes in factual circumstances not otherwise prohibited under this Agreement or the Loan Documents, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 6.05(a) and 6.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and 7.01(b), respectively, and (2) no Default exists; and

(ii)    on (A) each of the (x) Initial Revolver Maturity Date and (y) First Extended Revolver Maturity Date (if the Initial Revolver Maturity Date has been extended to the First Extended Revolver Maturity Date), Borrower shall pay to Administrative Agent, for the pro rata account of each Revolving Credit Lender in accordance with their respective Applicable Revolving Credit Percentages, an extension fee equal to 0.075% of the then outstanding Revolving Credit Facility as of such date and (B) the Initial Term Maturity Date, Borrower shall pay to Administrative Agent, for the pro rata account of each Term Lender in accordance with their respective Applicable Percentages, an extension fee equal to 0.125% times the Outstanding Amount of the Term Loans as of such date, each such fee shall, when paid, be fully earned and non-refundable under any circumstances; and

(iii)    on the date of each notice described in Section 2.13(a) and the date of any such extension and immediately after giving effect thereto, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier set forth therein) on and as of the Initial Revolver Maturity Date, the First Extended Revolver Maturity Date or the Initial Term Maturity Date, as applicable, except to the extent that such representations and warranties specifically refer to (x) an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifier set forth therein) as of such earlier date and (y) changes in factual circumstances not otherwise prohibited under this Agreement or the Loan Documents, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 6.05(a) and 6.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and 7.01(b), respectively, and (B) no Default exists.

(c)     Beneficial Ownership Regulation. (i) Upon the reasonable request of any Lender made at least five (5) Business Days prior to the effective date of any such extension, each Loan Party shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) Business Days prior to the effective date of such extension and (y) at least five (5) Business Days prior to the effective date of any such extension, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(d)    Amendment; Sharing of Payments. In connection with any extension of the Maturity Date, Borrower, Administrative Agent and each extending Lender may make such amendments to this Agreement as Administrative Agent determines to be reasonably necessary to evidence the extension. This Section 2.13 shall supersede any provisions in Section 2.12 or 11.01 to the contrary.

2.14       Increase in Commitments.

(a)    Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the Total Credit Exposure of all Lenders (which increase may take the form of additional Revolving Credit Commitments under the Revolving Credit Facility, an increase to the Term Facility, or one or more additional term loan tranches or a combination of the foregoing) by an aggregate amount (for all such requests) not exceeding $190,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000 (or such other amount agreed to in writing by Administrative Agent). At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)     Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)    Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and the L/C Issuer, which approval shall not be unreasonably withheld, conditioned or delayed, Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel.

(d)    Effective Date and Allocations. If the Total Credit Exposure is increased in accordance with this Section 2.14, Administrative Agent and Borrower shall determine the effective date(s) (as applicable, the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. On any applicable Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the conditions set forth in subparagraph (e) below, each Lender of such new Commitment shall make a Term Loan to Borrower in an amount equal to its new Commitment. For the avoidance of doubt, Borrower may request that one or more Lenders provide an increase in the Total Credit Exposure on a non-pro rata basis, provided that (i) no Lender shall be required to increase its Total Credit Exposure, and (ii) no consent shall be required in connection with any such increase other than that of Borrower, Administrative Agent and the Lenders providing such increase in the Total Credit Exposure.

(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the applicable Increase Effective Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, immediately before and immediately after giving effect to such increase, (A) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier set forth therein) on and as of the applicable Increase Effective Date, except to the extent that such representations and warranties specifically refer to (x) an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifier set forth therein) as of such earlier date, and (y) changes in factual circumstances not otherwise prohibited under this Agreement or the Loan Documents, and except that for purposes of this Section 2.14, the representations and warranties contained in clauses (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses(a) and (b), respectively, of Section 7.01, and (B) no Default exists or would result therefrom, (ii) (x) upon the reasonable request of any Lender made at least five (5) Business Days prior to the applicable Increase Effective Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) Business Days prior to the applicable Increase Effective Date and (y) at least five (5) Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party and (iii) to the extent that the increase of the Total Credit Exposure shall take the form of a new term loan tranche, this Agreement shall be amended, in form and substance reasonably satisfactory to Administrative Agent, the existing or additional Lenders extending such term loan, Borrower and Guarantors, to include such terms as are customary for a term loan commitment. Borrower shall prepay any Revolving Credit Loans outstanding on the applicable Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages with respect to the Revolving Credit Facility arising from any nonratable increase in the Revolving Credit Commitments under this Section.

(f)      Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.12 or 11.01 to the contrary.

2.15       Cash Collateral.

(a)    Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender that is a Revolving Credit Lender, within two (2) Business Days following the written request of Administrative Agent or the L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, within two (2) Business Days following demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to clause (a)(iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16       Defaulting Lenders.

(a)      Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Documents shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders” “Required Term Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender that is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)    With respect to any fee payable under Section 2.08(a) or 2.08(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)     Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)    Defaulting Lender Cure. If Borrower, Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Credit Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)      New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

3.           TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)      Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by Borrower. Each of the Loan Parties shall indemnify each Recipient, within ten (10) Business Days days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this clause (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)      Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), 3.01(g)(ii)(B) and 3.01(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)     executed copies of IRS Form W-8ECI;

(3)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make, continue or convert to either Term SOFR Rate Loans or Daily SOFR Rate Loans, as applicable, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Rate Loans and Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), immediately, in the case of Daily SOFR Rate Loans and , in the case of Term SOFR Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03      Inability to Determine Rates.

(a)     If in connection with any request for a Term SOFR Rate Loan or Daily SOFR Rate Loan, or a conversion of Base Rate Loans to Term SOFR Rate Loans or Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such Loans, as applicable, (i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (C) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (ii)  Administrative Agent or Required Lenders determine for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans or Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (or, in the case of a determination by Required Lenders described in Section 3.03(b), until Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.

(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:

(i)      adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)   CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR and/or any then current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.

Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.00%), the Successor Rate will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(c)      For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04       Increased Costs.

(a)       Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii)      subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.04 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05       Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall, within ten (10) Business Days of demand therefor, compensate such Lender for and hold such Lender harmless from any loss (other than loss of anticipated profits), cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)     any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

The amounts payable under this Section 3.05 shall never be less than zero (0) or greater than is permitted by Applicable Law. For the avoidance of doubt, no amounts will be owing under this Section in connection with the prepayment of any Base Rate Loan.

3.06       Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. Each Lender may make any Credit Extension to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 11.13.

3.07    Survival. All of Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

4.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01      Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)    Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:

(i)      executed counterparts of this Agreement and each Guaranty;

(ii)     a Note executed by Borrower in favor of each Lender requesting a Note;

(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)    such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v)    opinions of counsel to the Loan Parties, addressed to Administrative Agent and each Lender, in form and substance reasonably satisfactory to Administrative Agent;

(vi)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required or such consents, licenses or approvals have been obtained;

(vii)    a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date;

(viii)    the Audited Financial Statements and the unaudited financial statements of Borrower referred to in Section 6.05(a) and (b);

(ix)    a completed Compliance Certificate as of the last day of the fiscal quarter of Borrower ended on June 30, 2025, signed by a Responsible Officer of Borrower;

(x)     evidence that all obligations under each Existing Credit Agreement have been, or will simultaneously on the Closing Date be, repaid in full and each Existing Credit Agreement has been or concurrently with the Closing Date is being terminated; and

(xi)    such other assurances, certificates, documents or consents as Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

(b)     (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date and (ii) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(c)      Any fees required to be paid on or before the Closing Date shall have been paid.

(d)     Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent in connection with the Facility (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining satisfaction of the conditions specified in this Section 4.01, Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02      Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Rate Loans) is subject to the following conditions precedent:

(a)    The representations and warranties of Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to (x) an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date, and (y) changes in factual circumstances not otherwise prohibited under this Agreement or the Loan Documents, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    After giving effect to such Credit Extension, Borrower shall be in compliance with all financial covenants set forth in Section 8.11 on a proforma basis, assuming such covenants are tested on the date of such Credit Extension

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

5.          UNENCUMBERED PROPERTIES

5.01       Initial Unencumbered Properties. The Unencumbered Properties as of the Closing Date are listed on Schedule 5.01.

5.02       Addition/Removal of Unencumbered Properties.

(a)    Borrower may from time to time add an additional Real Property as an Unencumbered Property in a Compliance Certificate delivered to Administrative Agent in accordance with the terms of Section 7.02(b) if, and to the extent (i) Borrower has provided to Administrative Agent any applicable information reasonably requested by Administrative Agent in order for Administrative Agent to determine that such Property satisfies the criteria set forth in the definition of Unencumbered Property, in each case in form and substance reasonably satisfactory to Administrative Agent; (ii) the Unencumbered Property Owner and each other Subsidiary that directly or indirectly owns Equity Interests in such Unencumbered Property Owner has executed the Subsidiary Guaranty (or an addendum thereto) as a Guarantor thereunder (to the extent such Person is not already a Guarantor); and (iii) the Consolidated Group, immediately following such addition, is in compliance on a pro forma basis with Section 8.11, as evidenced by such Compliance Certificate duly completed and delivered by a Responsible Officer to Administrative Agent; provided that no Real Property shall be included as an Unencumbered Property or in any calculation of any of the components of the financial covenants set forth in Section 8.11 that refer to “Unencumbered Properties” unless such Property satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”.

(b)    Notwithstanding anything contained herein to the contrary, to the extent any property previously-qualifying as an Unencumbered Property ceases to meet the criteria for qualification as such, such property shall be immediately removed from all financial covenant related calculations contained Section 8.11. Any such property shall immediately cease to be an “Unencumbered Property” hereunder and Borrower shall provide a Compliance Certificate to Administrative Agent removing such Real Property from the list of Unencumbered Properties.

(c)    The Loan Parties may voluntarily remove any Unencumbered Property from qualification as such (but only in connection with a proposed financing, sale or other Disposition otherwise permitted hereunder) by deleting such Unencumbered Property in a Compliance Certificate delivered to Administrative Agent, if, and to the extent: (i) the Loan Parties shall, immediately following such removal, be in compliance (on a pro forma basis) with all of the covenants contained in Section 8.11 of this Agreement and (ii) no Default exists or would result therefrom. So long as no Default exists or would result therefrom, Administrative Agent shall release any Subsidiary that owns such Unencumbered Property that is being removed pursuant to this clause (c) from its obligations (accrued or unaccrued) under the Subsidiary Guaranty and Administrative Agent shall promptly, and in any event within five (5) Business Days, execute a Release of Guarantor substantially in the form attached to the Subsidiary Guaranty so long as such Subsidiary owns no other Unencumbered Property.

6.           REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

6.01      Existence; Compliance with Law. (a) Each member of the Consolidated Group (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the legal right and all requisite governmental licenses, authorizations, consents and approvals to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except in the case of clauses (ii) and (iv) to the extent that the failure to so qualify or comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license and hospitality license required for the legal use, occupancy and operation of each Unencumbered Property as a hotel (collectively, the “Hotel Licenses”), have been obtained and are in full force and effect, except to the extent that the failure to so obtain and be in full force and effect would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each member of the Consolidated Group that owns an Unencumbered Property is in compliance in all material respects with all Hotel Licenses, and no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would reasonably be expected to cause the revocation or termination of any Hotel License or the imposition of any material restriction thereon. The use being made of each Unencumbered Property is in conformity with the certificate of occupancy issued for such Unencumbered Property.

6.02      Power; Authorization. Each Loan Party has the corporate or other power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 6.02, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect.

6.03     No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to any member of the Consolidated Group could reasonably be expected to have a Material Adverse Effect.

6.04      Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05       Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b)     The unaudited consolidated balance sheets of the Consolidated Group dated June 30, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 6.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Consolidated Group as of the date of such financial statements, including liabilities for Taxes, material commitments and material Indebtedness.

(c)      Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

6.06     Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Parent or Borrower, threatened in writing by or against any member of the Consolidated Group or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

6.07      No Default. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

6.08    Ownership of Property; Liens. (a) Each member of the Consolidated Group has good record and marketable title, and with respect to the Unencumbered Properties, title in fee simple to, or a valid leasehold interest pursuant to an Acceptable Ground Lease in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.01. Such Liens in the aggregate do not materially and adversely affect the value, operation or use of the applicable Real Property (as currently used) or Borrower’s ability to repay the Loans.

(b)    (i) No Loan Party has received written notice of the assertion of any material valid claim by anyone adverse to any such Loan Party’s ownership or leasehold rights in and to any Unencumbered Property and (ii) no Person has an option or right of first refusal to purchase all or part of any Unencumbered Property or any interest therein which has not been waived (except as disclosed in writing and approved by the Required Lenders), in each case, that would reasonably be expected to be a Material Property Event.

6.09      Environmental Compliance. Except as otherwise set forth on Schedule 6.09 or in an environmental report delivered to Administrative Agent and the Lenders and other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(a)     (i) Each of the Unencumbered Properties and, to the knowledge of the Responsible Officers of the Loan Parties, (ii) all operations at such Unencumbered Properties are in compliance with all Environmental Laws in all material respects, (iii) there is no material violation of any Environmental Laws with respect to such Unencumbered Properties or, to the knowledge of any Responsible Officer of any Loan Party, the businesses operated thereon, and (iv) there are no Material Environmental Events relating to such Unencumbered Properties that would reasonably be expected to result in a Material Adverse Effect.

(b)     None of the Unencumbered Properties contains, or to the knowledge of any Responsible Officer of any Loan Party has previously contained, any Hazardous Materials at, on or under such Unencumbered Properties in amounts or concentrations that constitute or constituted a violation of Environmental Laws that would have a Material Adverse Effect.

(c)    No Loan Party has received any written notice of, or written inquiry from any Governmental Authority regarding any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of its Unencumbered Properties or the businesses located thereon, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened in writing.

6.10      Insurance. Each member of the Consolidated Group obtained and has delivered to Administrative Agent copies of insurance certificates reflecting the insurance coverages, amounts and other requirements for insurance policies set forth in this Agreement. No claims have been made under any such policies that would have a Material Adverse Effect, and no Person, including any member of the Consolidated Group, has done, by act or omission, anything which would impair in any material respect the coverage of any such policies.

6.11      Taxes. Each member of the Consolidated Group has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Uniform System of Accounts and reconciled in accordance with GAAP have been provided on the books of the applicable member of the Consolidated Group, as the case may be); and no tax Lien has been filed, and, to the knowledge of Parent and Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

6.12       ERISA Compliance.

(a)     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the actual knowledge of Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)     There are no pending or, to the actual knowledge of Parent or Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)     (i) No ERISA Event has occurred, and none of Parent, Borrower or any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and none of Parent, Borrower or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) none of Parent, Borrower or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) none of Parent, Borrower or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)     none of Parent, Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 6.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

6.13      Subsidiaries; Equity Interests. As of the Closing Date, Parent has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens (other than Liens permitted pursuant to Section 8.01). As of the Closing Date, Parent has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13. All of the outstanding Equity Interests in Borrower have been validly issued and are fully paid and nonassessable.

6.14       Margin Regulations; Investment Company Act.

(a)     Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.

(b)     No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

6.15       Disclosure.

(a)      Parent and Borrower have disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, with the understanding that certain of such information is prepared or provided based upon information and assumptions provided to Borrower by tenants or property managers of the Consolidated Group, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b)     As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

6.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.17       Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

6.18     Intellectual Property; Licenses, Etc. Each member of the Consolidated Group owns, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the actual knowledge of Parent and Borrower, no use of such trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights used by any member of the Consolidated Group infringes, misappropriates or otherwise violates upon any rights held by any other Person in any material respect. No claim or litigation regarding any of the foregoing is pending or, to the actual knowledge of Parent and Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.19     OFAC. No member of the Consolidated Group, nor, to the knowledge of Parent, Borrower and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. Each member of the Consolidated Group has conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

6.20     Anti-Corruption Laws. Each member of the Consolidated Group has conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.21       EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

6.22       Covered Entities. No Loan Party is a Covered Entity.

6.23       Outbound Investment Rules. No Loan Party nor any Subsidiary of a Loan Party is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Loan Party nor any Subsidiary of a Loan Party currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or Subsidiary were a U.S. Person or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

6.24       REIT Status; Borrower Tax Status. Parent has been organized and operated in a manner that has allowed it to qualify as a REIT commencing with its taxable year ending December 31, 2010 and it will meet the requirements of a REIT. Borrower is not an association taxable as a corporation under the Code.

6.25      Property Condition. Except as would not reasonably be expected to have a Material Adverse Effect, (a) all Unencumbered Properties comply, in all material respects, with all Requirements of Law, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (b) the Improvements on each Unencumbered Property comply, in all material respects, with all Requirements of Law regarding access and facilities for handicapped or disabled persons; (c) no member of the Consolidated Group has directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to any Unencumbered Properties, including those arising under any zoning or property use ordinance or other Requirements of Law; (d) all utility services necessary for the use of the Unencumbered Properties and the Improvements thereon and the operation thereof for their intended purpose are available at the Unencumbered Property; (e) except as otherwise permitted in the Loan Documents, no member of the Consolidated Group has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to Liens on any Unencumbered Property; (f) no Unencumbered Property is part of a larger tract of Real Property owned by Borrower or any other member of the Consolidated Group or otherwise included under any unity of title or similar covenant with other Real Property not owned by a Loan Party and each Unencumbered Property constitutes a separate tax lot or lots with a separate tax assessment or assessments for such Unencumbered Property and the Improvements thereon, independent of those for any other Real Property or improvements; (g) the current and anticipated use of the Unencumbered Properties complies in all material respects with all applicable zoning ordinances, regulations, certificates of occupancy issued for the Unencumbered Properties and restrictive covenants affecting the Unencumbered Properties without the existence of any variance, non-complying use, nonconforming use, or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Requirements of Law or regulation exists with respect thereto; (h) all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Unencumbered Properties have been obtained and are in full force and effect; and (i) Unencumbered Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Unencumbered Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Unencumbered Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

6.26    Management Agreements; Franchise Agreements. Each Management Agreement and Franchise Agreement with respect to an Unencumbered Property is in full force and effect, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time or giving of notice, would constitute a default thereunder, in either case, which default would not reasonably be expected to have a Material Adverse Effect.

6.27      Operating Leases. Each Operating Lease with respect to an Unencumbered Property is in full force and effect, and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time or giving of notice, would constitute a default thereunder, in either case, which default would not reasonably be expected to have a Material Adverse Effect.

6.28      Acceptable Ground Leases. Each applicable Loan Party has delivered true, correct and complete copies of each Acceptable Ground Lease, together with all related agreements, to Administrative Agent.

6.29      Unencumbered Properties. Each Unencumbered Property listed in each Compliance Certificate delivered by Borrower to Administrative Agent in accordance with the terms of this Agreement fully qualifies as an Unencumbered Property as of the date of such Compliance Certificate.

6.30       Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

6.31       Casualty; Condemnation.

(a)    No material Condemnation has been commenced or, to Parent’s or Borrower’s knowledge, is pending or threatened in writing with respect to all or any part of any Unencumbered Property or for the relocation of roadways providing material access to any Unencumbered Property, other than any Condemnation with respect to an Unencumbered Property for which Administrative Agent shall have received notice in accordance with Section 7.03(g); and the Unencumbered Properties are not the subject of any adverse zoning proceeding, except as could not reasonably be expected to cause a Material Adverse Effect.

(b)    No material Casualty has occurred with respect to all or any part of any Unencumbered Property, other than any Casualty with respect to an Unencumbered Property for which Administrative Agent shall have received notice in accordance with Section 7.03(g) and the Improvements on any Unencumbered Property have not been damaged (ordinary wear and tear excepted) and not repaired, except as could not reasonably be expected to cause a Material Property Event.

7.           AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Parent and Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.03) cause each Subsidiary to:

7.01       Financial Statements. Deliver to Administrative Agent (for distribution by Administrative Agent to each Lender), in form and detail satisfactory to Administrative Agent and the Required Lenders:

(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with the Uniform Systems of Accounts and reconciled in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of Parent as fairly presenting in all material respects (without duplication of any materiality qualifiers set forth therein) the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries prepared in accordance with the Uniform Systems of Accounts and reconciled in accordance in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent, a copy of the unaudited operating statement for each Unencumbered Property for such year, setting forth in each case in comparative form the figures as of the end of such year and for the previous year; and

(d)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of Parent, a copy of the unaudited operating statement for each Unencumbered Property for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of such quarter and for the corresponding period in the previous year. As to any information contained in materials furnished pursuant to Section 7.02(d), Parent and Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Parent and Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02     Certificates; Other Information. Deliver to Administrative Agent (for distribution by Administrative Agent to each Lender), in form and detail reasonably satisfactory to Administrative Agent:

(a)    concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)     concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)   promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

(d)      promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

(e)     promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(f)      promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g)     promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(h)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Parent and Borrower each hereby acknowledges that (a) Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

7.03    Notices. Promptly following knowledge thereof by any Responsible Officer of Borrower, notify Administrative Agent (which shall notify each Lender):

(a)      of the occurrence of any Default;

(b)    of any (i) default or event of default under any Contractual Obligation of any member of the Consolidated Group or (ii) litigation, investigation or proceeding which may exist at any time between any member of the Consolidated Group and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)      of any litigation or proceeding affecting any member of the Consolidated Group (i) in which the aggregate actual or estimated liability of the members of the Consolidated Group is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)      as soon as possible and in any event within thirty (30) days after Parent or Borrower knows of the occurrence of any ERISA Event;

(e)      of, as soon as a Responsible Officer of any member of the Consolidated Group first obtains knowledge thereof: (i) any Environmental Claim or other development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in a Material Environmental Event; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any member of the Consolidated Group, in each case including a full description of the nature and extent of the matter for which notice is given and all relevant circumstances;

(f)    of, as soon as possible and in any event within five (5) days after a Responsible Officer of any member of the Consolidated Group has knowledge, or should have had knowledge thereof, of any development or event that has had or would reasonably be expected to have a Material Adverse Effect;

(g)    of (i) any Casualty that has had or would reasonably be expected to have a Material Adverse Effect, and (ii) any actual or threatened Condemnation of any material portion of any Unencumbered Property (including copies of any and all papers served in connection with such proceeding), any negotiations with respect to any such taking, or any loss of or substantial damage to any Unencumbered Property;

(h)      of the failure of Parent to maintain its status as a REIT;

(i)      of any notice received by any member of the Consolidated Group with respect to the cancellation, alteration or non-renewal of any insurance coverage required by this Agreement to be maintained with respect to any Unencumbered Property;

(j)     if any required permit, license, certificate or approval or Hotel License with respect to any Unencumbered Property that is material to the operation of such Unencumbered Property lapses or ceases to be in full force and effect or of claim from any Person that any Unencumbered Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Requirement of Law that would materially interfere with the use or operation of such Unencumbered Property;

(k)     concurrently with the giving thereof, and within five (5) Business Days of receipt thereof, of (i) any notice of any default by a Loan Party under any Acceptable Ground Lease, (ii) any notice of the occurrence of any material default by any related lessor of which any Loan Party is aware or the occurrence of any event of which any Loan Party is aware that, with the passage of time or service of notice, or both, would constitute a material default by any related lessor, (iii) any bankruptcy, reorganization, or insolvency of the lessor under any Acceptable Ground Lease or of any notice thereof and (iv) copies of all material notices, other than routine correspondence, given or received by any Loan Party with respect to any Acceptable Ground Lease with respect to an Unencumbered Property;

(l)      within five (5) Business Days of obtaining knowledge or receiving any notice of any action, proceeding, motion or notice being commenced or filed in respect of any related lessor of all or any part of any Acceptable Ground Lease in connection with any case under any Debtor Relief Law, which notice shall set forth any information available to a Loan Party as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing and copies of any and all notices, summonses, pleadings, applications and other documents received by such Loan Party in connection with any such petition and any proceedings relating to such petition; and

(m)    of any voluntary addition or removal of an Unencumbered Property or other event or circumstance that results in a Real Property previously qualifying as an Unencumbered Property ceasing to qualify as such; provided that such notification shall be accompanied by an updated Compliance Certificate with calculations showing the effect of such addition or removal on the financial covenants contained herein on a pro forma basis.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action the relevant member of the Consolidated Group has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04      Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies imposed upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained; (b) all lawful claims which, if unpaid, would by law become a Lien (other than Liens permitted by Section 8.01) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05    Preservation of Existence, Etc. Preserve, renew and keep in full force and effect its organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.03 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) preserve and maintain all Hotel Licenses necessary for the operation of each Unencumbered Property as a hotel with related retail uses, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.06     Maintenance of Properties. Maintain, preserve and protect all of its material Property and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; use the standard of care typical in the industry in the operation and maintenance of its facilities; and keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted).

(a)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Requirements of Law applicable to the Loan Parties and the Unencumbered Properties (and the Improvements thereon and the use thereof), including, without limitation, building and zoning ordinances and codes and certificates of occupancy, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. There shall never be committed by any member of the Consolidated Group, and neither Parent nor Borrower shall permit any other Person in occupancy of or involved with the operation or use of the Unencumbered Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture against any Unencumbered Property or any part thereof or any monies paid in performance of any Loan Party’s obligations under any of the Loan Documents. Each of Parent and Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each of Parent and Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary in the conduct of its business, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.07       Maintenance of Insurance.

(a)    Maintain with financially sound and reputable insurance companies not Affiliates of any member of the Consolidated Group, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ prior notice to Administrative Agent of termination, lapse or cancellation of such insurance.

(b)    In addition to the general coverage set forth in clause (a) above, obtain and maintain, with respect to each Unencumbered Property, the following:

(i)    property insurance with respect to all insurable property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in special form (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, (A) in an amount equal to 100% of the full replacement cost (the “Full Replacement Cost”) which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed value coverage waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000 for all such insurance coverage; provided, however, with respect to named windstorm, earthquake, flood and terrorism coverage, providing for a deductible satisfactory to Administrative Agent in its sole discretion; and (D) if any of the Unencumbered Properties or the use of the Unencumbered Properties shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any portion of any Unencumbered Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding amount of the Obligations or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended from time to time or such greater amount as Administrative Agent shall require, and (z) earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent in the event the Unencumbered Property is located in an area with a high degree of seismic activity; provided that, the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)    business income or rental loss insurance (A) covering all risks required to be covered by the insurance provided for in subsection (i) above; (B) in an amount equal to 100% of the gross revenue less non-continuing expenses from the operation of any Unencumbered Property for a period of at least 18 months after the date of the Casualty to such Unencumbered Property; and (C) containing an extended period of indemnity endorsement which provides that after the physical loss to any Unencumbered Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 365 days from the date that such Unencumbered Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from such Unencumbered Property for the succeeding twelve month period;

(iii)    at all times during which structural construction, repairs or alterations are being made with respect to any Unencumbered Property, and only if such Unencumbered Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the below-mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy any Unencumbered Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv)    comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under subsection (i) above providing no deductible in excess of $100,000;

(v)     commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Unencumbered Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate per location and $1,000,000.00 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written contracts;

(vi)     automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;

(vii)    worker’s compensation subject to the worker’s compensation laws of the applicable state and employer’s liability with minimum limits per incident of $1,000,000;

(viii)     umbrella and excess liability insurance in an amount not less than $25,000,000.00 per occurrence affording excess coverage on terms consistent with the commercial general liability, employer liability and automobile liability required under subsections (v), (vi) and (vii); and

(ix)     upon sixty (60) days’ written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the such Unencumbered Property located in or around the region in which the such Unencumbered Property is located.

(c)     All insurance provided for in Section 7.07(b) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Administrative Agent as to insurance companies, amounts, deductibles, loss payees (if other than members of the Consolidated Group) and insureds. Unless approved by Administrative Agent, the Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:VII” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two of the Rating Agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s.

(d)     Any blanket insurance Policy shall specifically allocate to each Unencumbered Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Unencumbered Property in compliance with the provisions of Section 7.07(b) hereof.

(e)      All Policies provided for or contemplated by Section 7.07(b) hereof, shall name Borrower as the insured.

(f)      If any insurer which has issued a Policy required under this Section 7.07 becomes insolvent or is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, then Borrower shall in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Section 7.07.

(g)    All certificates of insurance evidencing Borrower’s compliance to the insurance required under this Section 7.07 shall be delivered to Administrative Agent on or prior to the Closing Date, with all premiums fully paid current and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, at least ten days before the termination of the policy it renews or replaces, with all premiums to be fully paid current in the ordinary course.

7.08      Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

7.09      Books and Records. Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with the Uniform System of Accounts and reconciled in accordance with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

7.10      Inspection Rights. Subject in all cases to the rights of tenants and hotel guests, permit representatives of Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records, upon reasonable advance notice and during normal business hours, and to discuss the business, operations, properties and financial and other condition of the Consolidated Group with officers of the Consolidated Group and with its independent certified public accountants; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense (which shall be reasonable and documented) of Borrower at any time during normal business hours and without advance notice.

7.11      Use of Proceeds. Use the proceeds of the Credit Extensions to refinance the Indebtedness under each Existing Credit Agreement, fund acquisitions and/or redevelopment/expansion of any Unencumbered Property and for general corporate purposes and other corporate purposes not in contravention of any Law or of any Loan Document.

7.12      Additional Guarantors. Prior to any Real Property owned by a Subsidiary that is not a Guarantor becoming an Unencumbered Property, cause such Subsidiary and each other Subsidiary that directly or indirectly owns Equity Interests in such Subsidiary to (i) become a Guarantor by executing and delivering to Administrative Agent, the Subsidiary Guaranty (or an addendum thereto in the form attached to the Subsidiary Guaranty), and (b) deliver to Administrative Agent documents of the types referred to in Sections 4.01(a)(iii), 4.01(a)(iv), 4.01(a)(v) and 4.01(a)(vi), all such documentation and opinions to be in form, content and scope reasonably satisfactory to Administrative Agent.

7.13       REIT Status. Parent shall take all action necessary to maintain Parent’s status as a REIT.

7.14     Beneficial Ownership. Promptly following any request therefor, the Loan Parties shall provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

7.15      Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

8.           NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Parent and Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

8.01      Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the Closing Date and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.02(d);

(c)    Liens for Taxes not yet due or Liens for Taxes which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP;

(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings;

(e)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    attachments or Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h);

(i)    Liens securing Indebtedness of Borrower or any Subsidiary incurred pursuant to Section 8.02(c) to finance the acquisition of fixed or capital assets, including Real Property; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(j)    any interest or title of a lessor under any Lease entered into by Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k)    Liens securing Indebtedness of any Subsidiary that becomes a Subsidiary after the Closing Date incurred pursuant to Section 8.02(g), which exists at the time such Person becomes a Subsidiary; provided that, (x) such Liens are created substantially simultaneously with the incurrence of such Indebtedness and (y) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, other than, in each case, in connection with any consolidations of such Indebtedness; and

(l)    Liens on (x) fee-owned property or Real Property leases of the Non-Recourse Subsidiary Borrowers and any related Property (other than the Equity Interests of any member of the Consolidated Group that is not a Non-Recourse Subsidiary Borrower or a direct or indirect parent of a Non-Recourse Subsidiary Borrower) customarily granted or pledged by a borrower to its lender in connection with non-recourse real estate financing or construction financing, as applicable, including, without limitation, any personal property located on or related to such Property, any contracts, accounts receivables and general intangibles related to such Real Property and any Swap Contracts relating to the Indebtedness, or (y) in the case of any Mortgage Financing, the Equity Interests of any Non-Recourse Subsidiary Borrower or a direct or indirect parent of a Non-Recourse Subsidiary Borrower (and, in each case, any proceeds from any of the foregoing) which Liens secure Indebtedness permitted by Sections 8.02(j) and (k).

Notwithstanding the foregoing, in no event shall any Lien be created, incurred, assumed or suffered to exist on (x) any Unencumbered Property (except Permitted Liens) or (y) the Equity Interests of any Person that is the direct or indirect owner of any Unencumbered Property.

8.02       Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)     Indebtedness under the Loan Documents;

(b)   Indebtedness of (i) Borrower to any Subsidiary and (ii) any Wholly Owned Subsidiary Guarantor to Borrower or any other Subsidiary; provided that, the aggregate amount of any Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall not exceed $5,000,000 at any one time outstanding;

(c)   Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.01(i) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(d)    Indebtedness outstanding on the Closing Date and listed on Schedule 8.02 and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof (other than by the refinancing costs thereof including premiums and make whole payments) or any shortening of the maturity of any principal amount thereof);

(e)    Guarantees made in the ordinary course of business by Borrower or any of its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary Guarantor;

(f)    Unsecured Indebtedness of Parent and any of its Subsidiaries that does not result in a Default under the financial covenants set forth in Section 8.11;

(g)    Non-Recourse Indebtedness of any Subsidiary that becomes a Subsidiary of Borrower (other than an Unencumbered Property Owner) after the Closing Date, which exists at the time such Person becomes a Subsidiary; provided that, (x) such Indebtedness existed at the time of such Acquisition and was not created in connection therewith or in contemplation thereof, and (y) Borrower shall deliver to Administrative Agent a pro forma Compliance Certificate certifying that, immediately prior to and after giving effect to such additional Indebtedness, (i) no Default shall exist and (ii) containing all information and calculations necessary, and taking into consideration such additional Indebtedness, for determining compliance with the provisions of Section 8.11 hereof on a pro forma basis;

(h)    Guarantee Obligations made by Parent or any Loan Party which owns an Unencumbered Property for the payment and performance of the Franchise Agreement with respect to such Unencumbered Property;

(i)    Secured Recourse Debt of Parent and any of its Subsidiaries other than any Unencumbered Property Owner (other than Parent and Borrower) which (i) shall mature at least one year after the Revolving Credit Maturity Date and (ii) shall not exceed on any date of determination, an amount equal to 10% of Total Asset Value on such date at any one time outstanding;

(j)    Non-Recourse Indebtedness (other than Permitted Construction Financing) in respect of the Non-Recourse Subsidiary Borrowers that is secured by either (i) Real Property owned or leased by such Non-Recourse Subsidiary Borrowers and any related Property permitted by Section 8.01(l) or (ii) the Equity Interests of any Subsidiary of such Non-Recourse Subsidiary Borrower that is also a Non-Recourse Subsidiary Borrower, including, in either case, any refinancing of any Indebtedness incurred pursuant to Section 8.02(d); provided that, with respect to any of the foregoing Indebtedness:

(i)    none of the members of the Consolidated Group provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as guarantor or otherwise), other than (i) any Subsidiary of Borrower that is a direct or indirect parent or Subsidiary of such Non-Recourse Subsidiary Borrower or (ii) the Non-Recourse Parent Guarantor as guarantor (x) to the extent permitted by Section 8.02(l) for Customary Recourse Exceptions or (y) to the extent otherwise permitted by Section 8.02(f); and

(ii)   as to which the lenders thereunder will not have any recourse to the Equity Interests or assets of the members of the Consolidated Group other than the assets securing such Indebtedness, additions, accessions and improvements thereto and proceeds thereof, the Equity Interests of the Non-Recourse Subsidiary Borrower that is the borrower under such Indebtedness or the Equity Interests of any direct or indirect parent of such Non-Recourse Subsidiary Borrower and, in the case of a Non-Recourse Parent Guarantor, recourse against such Non-Recourse Parent Guarantor for Customary Recourse Exceptions or Guarantee Obligations permitted by Section 8.02(f); and

provided, further, that, (x) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing, and (y) after giving effect to such Indebtedness on a pro forma basis and the use of proceeds therefrom, Borrower shall be in compliance with the provisions of Section 8.11 hereof. For the avoidance of doubt, if at any time following the Closing Date any member of the Consolidated Group acquires the remaining Equity Interests of any Joint Venture not owned by the members of the Consolidated Group on the Closing Date, any Real Property owned by such Joint Venture shall be included in clause (i) of this Section 8.02(j);

(k)    Permitted Construction Financing of any Non-Recourse Subsidiary Borrower; provided that, with respect to any of the foregoing Indebtedness:

(i)    none of the members of the Consolidated Group provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as guarantor or otherwise), other than (i) any Subsidiary of Borrower that is a direct or indirect parent or Subsidiary of such Non-Recourse Subsidiary Borrower or (ii) the Non-Recourse Parent Guarantor as guarantor (x) to the extent permitted by Section 8.02(l) for Customary Recourse Exceptions or (y) to the extent otherwise permitted by Section 8.02(f) or Section 8.02(l), including customary monetary completion and repayment guarantees; and

(ii)    as to which the lenders thereunder will not have any recourse to the Equity Interests or assets of the members of the Consolidated Group other than the assets securing such Indebtedness, additions, accessions and improvements thereto and proceeds thereof and, in the case of a Non-Recourse Parent Guarantor, recourse against such Non-Recourse Parent Guarantor for (x) Customary Recourse Exceptions or (y) to the extent otherwise permitted by Section 8.02(f) or Section 8.02(l), including customary monetary completion and repayment guarantee;

provided, further, that, (x) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing, and (y) after giving effect to such Indebtedness on a pro forma basis and the use of proceeds therefrom, Borrower shall be in compliance with the provisions of Section 8.11 hereof; and

(l)     Permitted Limited Recourse Guarantees of Indebtedness permitted by Sections 8.02(j) and (k); provided that, the sum of, without duplication, (x) the aggregate amount of Permitted Limited Recourse Guarantees comprised of monetary completion or payment guarantees plus (y) the aggregate amount of Permitted Limited Recourse Guarantees required by GAAP to be reflected as a liability on the consolidated balance sheet of the Consolidated Group shall not exceed the amount permitted to be incurred under Section 8.02(f) (together with all other Indebtedness incurred pursuant to such Section at such time) at any one time outstanding.

8.03     Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business (including, in each case, pursuant to a Division), except that:

(a)    any Subsidiary of Borrower may be merged or consolidated with (or liquidated or dissolved into) or into Borrower (provided that, Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that, (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and Borrower shall comply with Section 7.12 in connection therewith;

(b)    any Subsidiary of Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to Borrower or any Subsidiary Guarantor; and

(c)     Borrower and any Subsidiary of Borrower may Dispose of any or all of its assets pursuant to Section 8.04(e) or (f).

8.04     Dispositions. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a)     the Disposition of obsolete or worn out property in the ordinary course of business;

(b)     the sale of inventory in the ordinary course of business;

(c)     Dispositions permitted by Section 8.03(b);

(d)     the sale or issuance of any Subsidiary’s Equity Interests to Borrower or any Subsidiary Guarantor;

(e)     the Disposition of any Unencumbered Property (including the Equity Interests of the direct or indirect owner of such Unencumbered Property (other than Parent and Borrower)); provided that, (i) Borrower shall have complied with each of the requirements set forth in Section 5.02; and

(f)     the Disposition of other assets (including the Equity Interests of the direct or indirect owner of such assets (other than Borrower and Parent)); provided that, for each such Disposition, Administrative Agent shall have received a Compliance Certificate (i) containing all information and calculations necessary, after giving effect to the Disposition of such asset, for determining with the provisions of Section 8.11 hereof on a pro forma basis and (i) certifying that immediately prior to and after giving effect to such Disposition, no Default shall have occurred or be continuing.

8.05    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)    each Subsidiary may make Restricted Payments to Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)     Parent may make Restricted Payments in the form of common stock of Parent;

(c)    Parent may make Restricted Payments to its direct or indirect owners during any four-quarter period (and Borrower may make Restricted Payments to Parent and the holders of the Borrower Common Units, in each case, to the extent necessary to enable Parent to make such Restricted Payments), not to exceed the greater of (x) 95% of Adjusted Funds From Operations and (y) the minimum amount required to maintain Parent’s status as a REIT; provided that, (1) on the date of any such Restricted Payment, Borrower shall deliver to Administrative Agent a pro forma Compliance Certificate certifying that immediately prior to and after giving effect to such Restricted Payment, (i) no Default shall have occurred and be continuing and (ii) containing all information and calculations necessary, and taking into consideration such Restricted Payment, for determining compliance with the provisions of Section 8.11 hereof on a pro forma basis and (2) no such Restricted Payments shall be made pursuant to this Section 8.05(c) if a Default shall have occurred and be continuing;

(d)     Borrower may make Restricted Payments to Parent to permit Parent to (i) pay corporate overhead expenses incurred in the ordinary course of business and (ii) pay any taxes which are due and payable by Parent, Borrower or any Subsidiary;

(e)     Borrower may (i) make redemption payments in cash with respect to the Borrower Common Units to the extent permitted by the Borrower LP Agreement; provided that, on the date of any such Restricted Payment, Borrower shall deliver to Administrative Agent a pro forma Compliance Certificate (A) certifying that, immediately prior to and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing, and (B) containing all information and calculations necessary, and taking into consideration such Restricted Payment, for determining compliance with the provisions of Section 8.11 hereof on a pro forma basis; and (ii) exchange the Borrower LTIP Units for the Borrower Common Units to the extent required by the Borrower LP Agreement;

(f)      any Joint Venture may make Restricted Payments pursuant to the terms of its joint venture agreement; and

(g)    Parent may make Restricted Payments to purchase shares of its common stock from time to time for an aggregate purchase price not to exceed $75,000,000 during the term of this Agreement for all such purchases; provided that, at the time of any such purchase, (i) no Default shall have occurred and be continuing immediately prior to or after giving effect to such purchase, (ii) Borrower shall be in compliance with the financial covenants in Section 8.11 on a pro forma basis after giving effect to such purchase and (iii) the Consolidated Leverage Ratio shall not exceed 50% after giving effect to such purchase.

8.06      Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.07    Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any member of the Consolidated Group) unless such transaction is (a) otherwise not prohibited under this Agreement, (b) in the ordinary course of business of such member of the Consolidated Group, as the case may be, and (c) upon fair and reasonable terms no less favorable to such member of the Consolidated Group, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

8.08     Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any member of the Consolidated Group to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Parent Guaranty or Subsidiary Guaranty, as applicable, other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby; (c) documentation evidencing Indebtedness permitted pursuant to Section 8.02(g); (d) any restrictions in connection with existing Indebtedness incurred pursuant to Section 8.02(d), Mortgage Financing or Permitted Construction Financing, including on the Equity Interests of the Subsidiary that is the borrower under such existing Indebtedness incurred pursuant to Section 8.02(d), Mortgage Financing or Permitted Construction Financing or any direct or indirect parent of such Subsidiary; provided that, (i) in the case of clauses (b) and (c), such prohibition or limitation shall only be effective against the assets financed thereby and in the case of clause (d), such prohibition or limitation shall only be effective against the assets financed thereby and indirect transfers of the Equity Interests of the Subsidiary.

8.09     Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, Borrower or any other Subsidiary, (b) make Investments in Borrower or any other Subsidiary or (c) transfer any of its assets to Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents; (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; (iii) restrictions with respect to a Person at the time it becomes a Subsidiary pursuant to any Indebtedness permitted pursuant to Section 8.02(g); provided that, such restrictions (x) were not entered into in contemplation of such Person becoming a Subsidiary and (y) such restrictions apply solely to such Person and its Subsidiaries; (iv) restrictions imposed by Applicable Law; (v) with respect to clauses (b) and (c) above, (A) restrictions pursuant to documentation evidencing Permitted Construction Financing or Mortgage Financing incurred by Subsidiaries that are not Guarantors, and (B) restrictions pursuant to any joint venture agreement solely with respect to the transfer of the assets or Equity Interests of the related Joint Venture; and (vi) any restrictions existing under an agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (i) through (v); provided that, the terms and conditions of any such agreement, as they relate to any such restrictions are no less favorable to Borrower and its Subsidiaries, as applicable, than those under the agreement so amended, refinanced or replaced, taken as a whole.

8.10      Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11       Financial Covenants.

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to exceed 60%; provided, however, that the Consolidated Leverage Ratio may increase one time during the term of this Agreement to a maximum of sixty-five percent (65%) for the two (2) fiscal quarters immediately following the completion of a Material Acquisition.

(b)     Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.50 to 1.00.

(c)     Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $931,907,486 plus (b) an amount equal to seventy-five percent (75%) of future net equity proceeds received by the Consolidated Group after June 30, 2025.

(d)     Consolidated Secured Debt Leverage Ratio. Permit the Consolidated Secured Debt Leverage Ratio as of the last day of any fiscal quarter to exceed 50%.

(e)    Consolidated Unsecured Interest Coverage. Permit the Consolidated Unsecured Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.00 to 1.0.

(f)    Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio as of the last day of any fiscal quarter to exceed 60%; provided, however, that the Consolidated Unsecured Leverage Ratio may increase one time during the term of this Agreement to a maximum of sixty-five percent (65%) for the two (2) fiscal quarters immediately following the completion of a Material Acquisition.

8.12     Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

8.13     Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

8.14     Outbound Investment Rules. (a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Borrower or any such Subsidiary were a U.S. Person or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

8.15      Limitations on Activities of Parent. In the case of Parent, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Equity Interests of Borrower and its operations as a REIT, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations (other than liabilities or financial obligations in the ordinary course of its business), except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Equity Interests, (iv) Unsecured Indebtedness permitted by Section 8.02(f), (v) Permitted Limited Recourse Guarantees permitted by Section 8.02(l), (vi) Guarantee Obligations permitted by Section 8.02(h), (vii) liabilities for compensation and other employment matters, including pursuant to employment agreements filed by Parent with the SEC; and (viii) as otherwise expressly permitted by the Loan Documents; or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by Borrower in accordance with Section 8.05 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Equity Interests of Borrower.

8.16       Unencumbered Properties.

(a)      Use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on any Unencumbered Properties in any manner which makes void, voidable, or cancelable any insurance held by Borrower or any of its Subsidiaries on such Unencumbered Properties then in force with respect thereto or makes the maintenance of insurance in accordance with Section 7.07 commercially unreasonable (including by way of increased premium);

(b)     without the prior written consent of Administrative Agent, initiate or permit any zoning reclassification of any Unencumbered Property or seek any variance under existing zoning ordinances applicable to any Unencumbered Property or use or permit the use of any Unencumbered Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Requirement of Law, in each case, in a manner that would materially interfere with the use or operation of such Unencumbered Property;

(c)    without the prior written consent of Administrative Agent, (i) except as permitted by Section 8.02(g), impose any material easement, restrictive covenant, or encumbrance upon any Unencumbered Property, (ii) execute or file any subdivision plat affecting any Unencumbered Property or (iii) consent to the annexation of any Unencumbered Property to any municipality;

(d)     suffer, permit or initiate the joint assessment of any Unencumbered Property (i) with any other real property constituting a tax lot separate from such Unencumbered Property, and (ii) which constitutes real property with any portion of such Unencumbered Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Unencumbered Property;

(e)      without the prior written consent of Administrative Agent, permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Unencumbered Property regardless of the depth thereof or the method of mining or extraction thereof;

(f)      without the prior written consent of the Required Lenders, fail to exercise any option or right to renew or extend the term of any Acceptable Ground Lease in accordance with the terms of such Acceptable Ground Lease (and give prompt written notice thereof to Administrative Agent); provided, that, the Loan Parties shall not be required to exercise any particular option or right to renew or extend to the extent the Loan Parties shall have received the prior written consent of the Required Lenders (which consent may be withheld by the Required Lenders in their sole and absolute discretion and which consent shall not be necessary to the extent such failure to exercise such right would not cause such Acceptable Ground Lease to fail to qualify as an Acceptable Ground Lease) allowing the Loan Parties to forego exercising such option or right to renew or extend;

(g)     without the prior written consent of the Required Lenders, surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or modify, change, supplement, alter, or amend any Acceptable Ground Lease, either orally or in writing, in each case, except as would not cause such Acceptable Ground Lease to fail to qualify as an Acceptable Ground Lease;

(h)     without the prior written consent of the Required Lenders, waive, excuse, condone or in any way release or discharge any lessor of or from such lessor’s material obligations, covenants and/or conditions under the applicable Acceptable Ground Lease, in each case, except as would not cause such Acceptable Ground Lease to fail to qualify as an Acceptable Ground Lease;

(i)    without the prior written consent of the Required Lenders, notwithstanding anything contained in any Acceptable Ground Lease to the contrary, sublet any portion of any Unencumbered Property held pursuant to an Acceptable Ground Lease, except as would not cause such Acceptable Ground Lease to fail to qualify as an Acceptable Ground Lease;

(j)      without the prior written consent of Administrative Agent with respect to any Unencumbered Property, (i) surrender, terminate, cancel, amend or modify any Management Agreement; provided, that, Borrower may, without Administrative Agent’s consent, replace any Qualified Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) surrender, terminate or cancel any Franchise Agreement; provided, that, Borrower may, without Administrative Agent’s consent, replace any Qualified Franchisor so long as the replacement franchisor is a Qualified Franchisor pursuant to a Replacement Franchise Agreement; (iii) surrender, terminate or cancel any Operating Lease or enter into any other Operating Lease with respect to such Unencumbered Property; (iv) reduce or consent to the reduction of the term of any Management Agreement, Franchise Agreement or Operating Lease; (v) increase or consent to the increase of the amount of any fees or other charges under any Management Agreement or Franchise Agreement; (vi) change the amount of any fees or other charges under any Operating Lease; or (vii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement, Franchise Agreement or Operating Lease in any material respect;

(k)     following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement, Franchise Agreement or Operating Lease, in each case, solely with respect to an Unencumbered Property that would reasonably be expected to be a Material Property Event without the prior written consent of Administrative Agent, which consent may be granted, conditioned or withheld in Administrative Agent’s sole discretion; or

(l)      with respect to any acquisition of any related lessor’s interest in any Acceptable Ground Lease by any member of the Consolidated Group, such acquisition shall be accomplished by such member of the Consolidated Group in such a manner so as to avoid a merger of the interests of lessor and lessee in such Acceptable Ground Lease, unless consent to such merger is granted by Administrative Agent,

9.           EVENTS OF DEFAULT AND REMEDIES

9.01       Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)     Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Section 7.01(a), 7.01(b), 7.02, 7.03, (ii) 7.05(a)(i) and (ii) (with respect to Parent and Borrower only), (iii) 7.10, 7.11 or 7.12 or (iv) Section 8; or

(c)     Other Defaults. Any Loan Party fails to perform or observe (i) any agreement contained in Section 7.01(c) or 7.01(d), and such default shall continue unremedied for a period of fifteen (15) days; or (ii) any other covenant or agreement (not specified in clause (a) or (b) above or subclause (i) of this clause (c)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifiers set forth therein) when made or deemed made; or

(e)     Cross-Default. (i) any member of the Consolidated Group (excluding, for the avoidance of doubt, any Unconsolidated Affiliate) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any principal of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to make any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee) to become payable; provided, that, a default, event or condition described in clause (i) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of which exceeds (x) with respect to any non-recourse mortgage Indebtedness, $125,000,000, (individually or in the aggregate) or (y) in all other cases $15,000,000 (individually or in the aggregate); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $15,000,000; or

(f)      Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)     Judgments. There is entered against any member of the Consolidated Group (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)     ERISA. (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(j)      Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)    Operation as Hotels. The Loan Parties shall cease to do business as a hotel at each of the Unencumbered Properties or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of any individual Unencumbered Property following a Casualty or Condemnation) or a temporary closure of a hotel required pursuant to any executive order or other Requirement of Law in connection with any pandemic; or

(l)       Change of Control. There occurs any Change of Control; or

(m)     REIT Status. Parent ceases to be treated as a REIT in any taxable year.

9.02      Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)      declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)      declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower to the extent permitted by applicable Law;

(c)     require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)     exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an event described in Section 9.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

9.03      Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article 3) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable and documented out-of-pocket fees and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and obligations under Swap Contracts constituting part of the Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth in this Section 9.03. Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

10.         ADMINISTRATIVE AGENT

10.01   Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and neither Parent nor Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03    Exculpatory Provisions. Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent or the Arranger, as applicable:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent herein;

(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to Administrative Agent by Borrower, a Lender or the L/C Issuer; and

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

10.04    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05     Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06     Resignation of Administrative Agent.

(a)    Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer and, so long as no Event of Default exists, subject to the approval of Borrower (such approval not to be unreasonably withheld, conditioned or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, so long as no Event of Default exists, subject to the approval of Borrower (such approval not to be unreasonably withheld, conditioned or delayed), and appoint a successor which is not a Defaulting Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (x) while the retiring or removed Administrative Agent was acting as Administrative Agent and (y) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.06 shall also constitute its resignation as L/C Issuer. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07    Non-Reliance on Administrative Agent, the Arranger and the Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to Administrative Agent and the Arranger that it has, independently and without reliance upon Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.03(j) and (k), 2.08 and 11.04) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10     Guaranty Matters. Without limiting the provisions of Section 10.09, the Lenders and the L/C Issuer irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

10.11     Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

11.         MISCELLANEOUS

11.01    Amendments, Etc. Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)     waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender, other than extensions subject to and in accordance with Section 2.13 and increases subject to and in accordance with Section 2.14;

(c)     postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, other than extensions subject to and in accordance with Section 2.13;

(d)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)     (i) change Section 9.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, or (iii) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations in each case, without the written consent of (i) if such Facility is the Term Facility, each Term Lender affected thereby and (y) if such Facility is the Revolving Credit Facility, each Revolving Lender affected thereby;

(f)    change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility; or

(g)    release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by Administrative Agent acting alone);

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, Administrative Agent and Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.14, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

11.02     Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to Parent, Borrower or any other Loan Party, Administrative Agent, the L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b).

(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2 if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Administrative Agent, the L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Loan Party’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Agent Party, provided that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for special, consequential or punitive damages (as opposed to direct or actual damages), unless payable by any of them to a third party.

(d)    Change of Address, Etc. Each of Borrower, Administrative Agent, and the L/C Issuer may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to any Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e)     Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Notice of Loan Prepayment, and Letter of Credit Applications) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04     Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable and documented fees and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that Borrower shall not be required to pay any legal fees and expenses of Lenders other than Bank of America incurred in connection with the preparation, negotiation and delivery of the Loan Documents in connection with the closing of the transactions herein, (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all documented out of pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented fees and disbursements of any counsel for Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of any counsel for any Indemnitee, provided that reimbursement for fees and disbursements of counsel will be limited to one firm counsel for all Indemnitees, taken as a whole (and if necessary, one local counsel per applicable jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, additional counsel in each relevant jurisdiction to the affected Indemnitees) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim not involving an act or omission of Parent, Borrower or any other Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or Administrative Agent in their capacities as such), or (z) result from a claim brought by any Loan Party against an Indemnitee for a breach in bad faith or material breach of the obligations of such Indemnitee or any such Related Parties hereunder or under any Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), the L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.11(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct, breach in bad faith or material breach of the obligations of such Indemnitee.

(e)      Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f)    Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05     Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06     Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Parent nor Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)      Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility provided hereunder and any separate revolving credit provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;

(iii)   Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

(A)    the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)    the consent of the L/C Issuer shall be required for any assignment with respect to a Revolving Credit Lender (other than in connection with an assignment to a Non-Defaulting Lender that is already a Revolving Credit Lender).

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)    Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above, Bank of America may, upon thirty (30) days’ notice to Administrative Agent, Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Daily SOFR Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (y) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07   Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from Borrower or violating the terms of this Section 11.07. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 11.07, “Information” means all information received from Parent, Borrower or any of their respective Subsidiaries relating to Parent, Borrower, any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Parent, Borrower or any of their respective Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 11.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agree to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10   Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.11   Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13    Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives Borrower the right to replace a Lender as a party hereto, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)     such assignment does not conflict with Applicable Laws; and

(e)     in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by Borrower, Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.13 to the contrary, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.

11.14     Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15   Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15

11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Parent, Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between Parent, Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of Parent, Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Parent, Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, the Arrangers, nor any Lender has any obligation to Parent, Borrower, each other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, the Arrangers, and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, Borrower, each other Loan Party and their respective Affiliates, and neither Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to Parent, Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Parent, Borrower and each other Loan Party hereby waives and releases any claims that it may have against Administrative Agent, the Arrangers, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17   Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Administrative Agent nor L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent or L/C Issuer has agreed to accept such Electronic Signature, Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of Administrative Agent or any Lender Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither Administrative Agent nor L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s or L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Administrative Agent and L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties, Administrative Agent and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against each Loan Party, Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Parent, Borrower and each other Loan Party, which information includes the name and address of Parent, Borrower and each other Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify Parent, Borrower and each other Loan Party in accordance with the Act. Parent, Borrower and each other Loan Party shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19     Time of the Essence. Time is of the essence of the Loan Documents.

11.20    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.23     Keepwell. Each of Borrower and each other Qualified ECP Guarantor, at the time any Guaranty by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under such Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Borrower’s or such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each of Borrower and each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each of Borrower and each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Remainder of Page Intentionally Left Blank;
Signature Page Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

PARENT:

CHATHAM LODGING TRUST, a Maryland real estate investment trust, its sole general partner

Signature Page to
Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer

By:

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Credit Agreement

LENDERS:

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Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

Signature Page to
Credit Agreement

REGIONS BANK, as a Lender

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Credit Agreement

CAPITAL ONE, N.A., as a Lender

Signature Page to
Credit Agreement

TRUIST BANK, as a Lender

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Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:

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Credit Agreement

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Credit Agreement

SCHEDULE 1.01

HIGH QUALITY ASSETS

Residence Inn Austin Northwest

Towneplace Suites Austin Northwest

Residence Inn Washington DC Foggy Bottom

Residence Inn Gaslamp San Diego

Embassy Suites Springfield

Home2 Warner Center

Residence Inn Bellevue

Residence Inn Mountain View

Residence Inn San Mateo

Residence Inn Silicon Valley I

Residence Inn Silicon Valley II

Hilton Garden Inn Marina del Rey

Schedule 1.01

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage	Term Commitment	Applicable Percentage Term Facility
Bank of America, N.A.	$52,500,000.00	17.500000000%	$35,000,000.00	17.500000000%
Wells Fargo Bank, National Association	$52,500,000.00	17.500000000%	$35,000,000.00	17.500000000%
Regions Bank	$45,000,000.00	15.000000000%	$30,000,000.00	15.000000000%
Capital One, N.A.	$45,000,000.00	15.000000000%	$30,000,000.00	15.000000000%
Truist Bank	$45,000,000.00	15.000000000%	$30,000,000.00	15.000000000%
Royal Bank of Canada	$30,000,000.00	10.000000000%	$20,000,000.00	10.000000000%
JPMorgan Chase Bank, N.A.	$30,000,000.00	10.000000000%	$20,000,000.00	10.000000000%
Total	$300,000,000	100.000000000%	$200,000,000	100.000000000%

Schedule 2.01

SCHEDULE 5.01

INITIAL UNENCUMBERED PROPERTIES

Property	Owner	Fee/Ground Leasehold
Courtyard Dallas Addison Quorum Drive 15160 Quorum Drive Addison, TX 75001	Chatham Addison Quorum CY LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 605 114th Ave. SE Bellevue, WA 98004	Chatham Bellevue RI LLC, a Delaware limited liability company	Fee
Homewood Suites by Hilton 35 Middlesex Turnpike Billerica, MA 01821	Chatham Billerica HS LLC, a Delaware limited liability company	Fee
Hyatt Place 4150 E. Mississippi Avenue Denver, Colorado 80246	Chatham Cherry Creek HP LLC, a Delaware limited liability company	Fee
Residence Inn Dedham 259 Elm Street Dedham, MA 02026	Chatham Dedham RI LLC, a Delaware limited liability company	Fee
Homewood Suites 2 Farm Glen Boulevard Farmington, Connecticut 06032	Chatham Farmington HS LLC, a Delaware limited liability company	Fee
Residence Inn Gaslamp Quarter San Diego 356 6th Ave. San Diego, CA 92101	Chatham Gaslamp RI LLC, a Delaware limited liability company	Ground Leasehold
Residence Inn 25 Middle Avenue Holtsville, New York 11742	Chatham Holtsville RI LLC, a Delaware limited liability company Chatham Holtsville RI Utility LLC, a Delaware limited liability company	Fee Ground Leasehold
Residence Inn Fort Lauderdale 3333 NE 32nd Ave. Fort Lauderdale, FL 33308	Chatham Lugano LLC, a Delaware limited liability company	Fee
Hilton Garden Inn 4200 Admiralty Way Marina del Rey, CA 90292	Chatham MDR LLC, a Delaware limited liability company	Ground Leasehold
HILTON GARDEN INN 220 Scenic Gulf Drive Miramar Beach, FL 32550	Chatham Miramar HG LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 35 LeCount Place New Rochelle, NY 10801	Chatham New Rochelle RI LLC, a Delaware limited liability company	Fee

Schedule 5.01

Home2 Suites 125 E Jackson Street Phoenix, Arizona	Chatham Phoenix Downtown LLC, a Delaware limited liability company	GPLET Leasehold until 2028 then Fee
Hampton Inn 209 Fore Street Portland, Maine 04101	Chatham Portland DT LLC, a Delaware limited liability company	Fee
Hilton Garden Inn Portsmouth Downtown 100 High Street Portsmouth, NH 03801	Chatham Portsmouth LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 11931 Harbor Boulevard Garden Grove, California	Chatham RIGG LLC, a Delaware limited liability company	Fee
Homewood Suites by Hilton 432 West Market Street San Antonio, TX 78205	Chatham San Antonio LLC, a Delaware limited liability company	Fee
Embassy Suites Springfield 8100 Loisdale Drive Springfield, VA 22150	Chatham Springfield VA LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 8400 Old Courthouse Road Vienna, VA 22182	Chatham Tysons RI LLC, a Delaware limited liability company	Fee
Home2 Suites – Warner Center, CA 5957 Variel Avenue, Woodland Hills, CA 91367	Chatham Warner LLC, a Delaware limited liability company	Fee
Residence Inn 801 New Hampshire Avenue Northwest Washington, DC 20037	Chatham Washington DC LLC, a Delaware limited liability company	Fee
Residence Inn 5 Barker Avenue White Plains, New York 10601	Chatham White Plains RI LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 1854 El Camino Real West Mountain View, CA 94040	Grand Prix Mountain View LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 2000 Winward Way San Mateo, CA 94404	Grand Prix San Mateo LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 750 Lakeway Drive Sunnyvale, CA 94085	Grand Prix Sili I LLC, a Delaware limited liability company	Fee
Residence Inn by Marriott 1080 Steward Drive Sunnyvale, CA 94086	Grand Prix Sili II LLC, a Delaware limited liability company	Fee

Schedule 5.01

SCHEDULE 6.02

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

Schedule 6.02

SCHEDULE 6.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

See Schedule 8.02 for existing Indebtedness

Schedule 6.05

SCHEDULE 6.09

ENVIRONMENTAL MATTERS

None.

Schedule 6.09

SCHEDULE 6.12(d)

PENSION PLANS

None.

Schedule 6.12(d)

SCHEDULE 6.13

SUBSIDIARIES, AND
OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries

Subsidiary	State of Formation	Percentage Ownership

Chatham Lodging, L.P.	Delaware limited partnership	97% - Parent 1% - Certain Officers (LTIP Units)
Entities listed on Schedule 5.01	Delaware limited liability company	100% - Borrower
Chatham Austin RI LLC	Delaware limited liability company	100% - Borrower
Chatham Austin TPS LLC	Delaware limited liability company	100% - Borrower
Chatham Dallas DT LLC	Delaware limited liability company	100% - Borrower
Chatham Exeter HAS LLC	Delaware limited liability company	100% - Borrower
Chatham Pittsburgh HP LLC	Delaware limited liability company	100% - Borrower
Chatham Savannah SHS LLC	Delaware limited liability company	100% - Borrower
Chatham Summerville CY LLC	Delaware limited liability company	100% - Borrower
Chatham Summerville RI LLC	Delaware limited liability company	100% - Borrower
Chatham Portland DT 2 LLC	Delaware limited liability company	100% - Borrower
Chatham Portland DT 2 LLC	Delaware limited liability company	100% - Borrower
Chatham Sili III LLC	Delaware limited liability company	100% - Borrower
Chatham Holtsville RI Utility LLC	Delaware limited liability company	100% - Borrower
Chatham TRS Holding, Inc. (“TRS”)	Florida corporation	100% - Borrower
Chatham Billerica Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Leaseco I, LLC	Delaware limited liability company	100% - TRS
Chatham Portland DT Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Houston HAS Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham White Plains RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Austin RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Austin TPS Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Houston CY Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham New Rochelle RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Holtsville RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Springfield VA Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Summerville CY Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Summerville RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Washington DC Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham RIGG Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Tysons RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Pittsburgh HP Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Exeter HAS Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Bellevue RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Savannah SHS Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Sili I Leaseco LLC	Delaware limited liability company	100% - TRS

Schedule 6.13

Chatham Sili II Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham San Mateo Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Mountain View Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham San Antonio Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Addison Quorum CY Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Gaslamp RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Lugano Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Dedham RI Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Cherry Creek HP Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Miramar HG Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham MDR Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Portsmouth Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Warner Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Phoenix Downtown Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Dallas DT Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Portland DT 2 Leaseco LLC	Delaware limited liability company	100% - TRS
Chatham Sili III Leaseco LLC	Delaware limited liability company	100% - TRS

Part (b).	Other Equity Investments.

NONE

Schedule 6.13

SCHEDULE 8.01

EXISTING LIENS

1.

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of as of May 28, 2024, effective May 31, 2024, made by Chatham Pittsburgh HP LLC to Wells Fargo Bank, National Association, encumbering the real property whose address is 260 North Shore Drive, Pittsburgh, PA.

2.

Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 6, 2024, made by Chatham Savannah SHS LLC to Barclays Capital Real Estate Inc., encumbering the real property whose address is 150 Montgomery Street, Savannah, GA.

3.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 28, 2024, effective as of June 6, 2024, in the original principal amount of $15,000,000.00 made by Chatham Exeter HAS LLC, as borrower, to Wells Fargo Bank, National Association, as lender, secured by the Hampton Inn & Suites, 59 Portsmouth Avenue, Exeter, New Hampshire.

4.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 31, 2023, in the original principal amount of $9,500,000.00 made by Chatham Summerville RI LLC to Wells Fargo Bank, National Association, as lender, secured by the Residence Inn Charleston Summerville, 1528 North Main Street, Summerville, South Carolina.

5.

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 31, 2023, in the original principal amount of $9,000,000.00 made by Chatham Summerville CY LLC, as borrower, to Wells Fargo Bank, National Association, as lender, secured by the Courtyard Charleston Summerville, 1510 Rose Drive, Summerville, South Carolina.

6.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 30, 2023, in the original principal amount of $24,500,000.00 made by Chatham Dallas DT LLC, as borrower, to Wells Fargo Bank, National Association, as lender, secured by the Courtyard Dallas Downtown, 310 S. Houston Street, Dallas, Texas.

7.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 16, 2023, in the original principal amount of $20,850,000 made by Chatham Austin RI LLC, as borrower, to Barclays Capital Real Estate Inc., as lender, secured by Residence Inn by Marriott, 11301 Burnet Road, Austin, Texas.

8.

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 16, 2023, in the original principal amount of $19,075,000 made by Chatham Austin TPS LLC, as borrower, to Barclays Capital Real Estate Inc., as lender, secured by the TownePlace Suites, 2237 West Braker Lane, Austin, Texas.

Schedule 8.01

SCHEDULE 8.02

EXISTING INDEBTEDNESS

1.

Mortgage loan in the original principal amount of $23,300,000 to Chatham Pittsburgh HP LLC, as borrower, made by Wells Fargo Bank, National Association, as lender, secured by the Hyatt Place North Shore, 260 North Shore Drive, Pittsburgh, PA.

2.

Mortgage loan in the original principal amount of $22,000,000.00 to Chatham Savannah SHS LLC, as borrower, made by Barclays Capital Real Estate Inc., as lender, secured by the Springhill Suites, 150 Montgomery Street, Savannah, GA.

3.

Mortgage loan in the original principal amount of $15,000,000.00 to Chatham Exeter HAS LLC, as borrower, made by Wells Fargo Bank, National Association, as lender, secured by the Hampton Inn & Suites, 59 Portsmouth Avenue, Exeter, New Hampshire.

4.

Mortgage loan in the original principal amount of $9,500,000.00 to Chatham Summerville RI LLC, as borrower, made by Wells Fargo Bank, National Association, as lender, secured by the Residence Inn Charleston Summerville, 1528 North Main Street, Summerville, South Carolina.

5.

Mortgage loan in the original principal amount of $9,000,000.00 to Chatham Summerville CY LLC, as borrower, made by Wells Fargo Bank, National Association, as lender, secured by the Courtyard Charleston Summerville, 1510 Rose Drive, Summerville, South Carolina.

6.

Mortgage loan in the original principal amount of $24,500,000.00 to Chatham Dallas DT LLC, as borrower, made by Wells Fargo Bank, National Association, as lender, secured by the Courtyard Dallas Downtown, 310 S. Houston Street, Dallas, Texas.

7.

Mortgage loan in the original principal amount of $20,850,000 to Chatham Austin RI LLC, as borrower, made by Barclays Capital Real Estate Inc., as lender, secured by the Residence Inn by Marriott, 11301 Burnet Road, Austin, Texas.

8.

Mortgage loan in the original principal amount of $19,075,000 to Chatham Austin TPS LLC, as borrower, made by Barclays Capital Real Estate Inc., as lender, secured by the TownePlace Suites, 2237 West Braker Lane, Austin, Texas.

Schedule 8.02

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Chatham Lodging, L.P.

222 Lakeview Avenue, Suite 200

West Palm Beach, FL 33401

Attention: Mr. Jeremy Wegner

Telephone: (561) 227-1372

Electronic Mail: jwegner@cl-trust.com

Taxpayer Identification Number: 27-1363091

PARENT:

Chatham Lodging Trust

222 Lakeview Avenue, Suite 200

West Palm Beach, FL 33401

Attention: Mr. Jeremy Wegner

Telephone: (561) 227-1372

Electronic Mail: jwegner@cl-trust.com

Taxpayer Identification Number: 27-1200777

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Street Address: 4500 Amon Carter Blvd

Mail Code: TX2-979-02-22

City, State ZIP Code Fort Worth, TX 76155

Attention: Kevin Gerberman

Telephone: 469-201-8227

Electronic Mail: kevin.gerberman@bofa.com

Account No.:

1366072250600

Attention: Wire Clearing Acct for Syn Loans - LIQ

Ref: Chatham Lodging LP

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

900 West Trade Street

Gateway Village – 900 Building

Mail Code: NC1-026-06-03

Charlotte, NC 28255

Attn: Jessica Hunnicutt

Phone: 980-386-4604

Electronic Mail: jessica.hunnicutt@bofa.com

Schedule 11.02

L/C ISSUER:

Bank of America, N.A.

Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, PA 18507

Phone: (570) 496-9619

Fax: 800-755-8740

Email: tradeclientserviceteamus@bofa.com

Schedule 11.02

EXHIBIT A

FORM OF LOAN NOTICE

Date: [●]1

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one)2:

Revolving Credit Facility

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Rate Loan or Daily SOFR Rate Loan	For Term SOFR Rate Loans Indicate: Interest Period (one (1), three (3) or six (6) months)

Term Facility

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Rate Loan or Daily SOFR Rate Loan	For Term SOFR Rate Loans Indicate: Interest Period (one (1), three (3) or six (6) months)

1          Note to Borrower:  All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.

2          Note to Borrower:  For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

Exhibit A

The Revolving Credit Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Agreement.

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

By:
Name:
Title:

Signature Page to
Form of Loan Notice

EXHIBIT B

FORM OF NOTICE OF LOAN PREPAYMENT

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Borrower hereby requests to prepay:

1.	A [Revolving Credit] [Term] Loan

2.	On [●] (a Business Day).

3.	In the amount of $[●].[1]

3.	Comprised of [Base Rate Loan] [Daily SOFR Rate Loans] [Term SOFR Rate Loans].

4.	For Term SOFR Rate Loans: with an Interest Period of [1] [3] [6] months

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

By:
Name:
Title:

1Any prepayment of Term SOFR Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Any prepayment of or Daily SOFR Rate Loans or Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

Exhibit B

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to [●] or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate principal amount of all Revolving Credit Loans from time to time made by the Revolving Credit Lender to Borrower under that certain Credit Agreement, dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due under the terms of the Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note, except for notices expressly provided in the Agreement.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

By:
Name:
Title:

Exhibit C-1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit C-1

EXHIBIT C-2

FORM OF TERM NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to [●] or registered assigns (the “Term Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate principal amount of all Term Loans from time to time made by the Term Lender to Borrower under that certain Credit Agreement, dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of the Term Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due under the terms of the Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note, except for notices expressly provided in the Agreement.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

By:
Name:
Title:

Exhibit C-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit C-2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [●]

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September [•], 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust (“Parent”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [●] of Parent and Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Parent and Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Parent and Borrower have delivered the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.         Parent and Borrower have delivered the unaudited financial statements required by Section 7.01(b)of the Agreement for the fiscal quarter of Parent ended as of the above date. Such financial statements fairly present in all material respects (without duplication of any materiality qualifiers set forth therein) the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with the Uniform Systems of Accounts and reconciled in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of Parent and Borrower during the accounting period covered by such financial statements.

3.          A review of the activities of Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Parent, Borrower and each other Loan Party performed and observed all their respective Obligations under the Loan Documents, and

[select one:]

[to the actual knowledge of the undersigned, during such fiscal period Parent, Borrower and each other Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Exhibit D-1

--or--

[to the actual knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.         The representations and warranties of Borrower contained in Article 6 of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to (a) an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier set forth therein) as of such earlier date and (b) changes in factual circumstances not otherwise prohibited under the Agreement or the Loan Documents, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clauses (a)and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.         The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [●].

[SIGNATURE PAGE FOLLOWS]

Exhibit D-2

BORROWER:

CHATHAM LODGING, L.P., a Delaware limited partnership

By:	Chatham Lodging Trust, a Maryland real estate investment trust, its sole general partner

By:
Name:
Title:

PARENT:

CHATHAM LODGING TRUST, a Maryland real estate investment trust

By:
Name:
Title:

Exhibit D-1

For the Quarter/Year ended [●] (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 8.11 (a) – Consolidated Leverage Ratio.

	A.	Consolidated Total Debt at Statement Date:		$

	B.	Total Asset Value at Statement Date:		$

	C.	Consolidated Leverage Ratio (Line I.A Line I.B):			%

Maximum permitted: 60%[1]

II.	Section 8.11 (b) – Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for the four (4) fiscal quarters ended on the Statement Date the (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Income Tax Expense for Subject Period:	$

		3.	Interest Expense, Debt Discount, Debt Issuance Costs, and commissions, discounts and other fees associated with Indebtedness for Subject Period:	$

		4.	Depreciation and Amortization for Subject Period:	$

		5.	Amortization of Intangibles and organization costs for Subject Period:	$

		6.	Extraordinary, Unusual or Non-recurring Expenses or Losses for Subject Period:	$

		7.	Other Non-cash Charges for Subject Period:	$

		8.	Interest Income for Subject Period:	$

		9.	Extraordinary, Unusual or Non-recurring Income or Gains for Subject Period:	$

		10.	Other Non-cash Income for Subject Period:	$

		11.	Cash Payments during Subject Period in respect of items included in Item 6 above:	$

1 Consolidated Leverage Ratio may increase one time during the term of this Agreement to a maximum of sixty-five percent (65%) for the two (2) fiscal quarters immediately following the completion of a Material Acquisition

Exhibit D-2

		12.	Consolidated EBITDA (Lines II.A1 + 2 + 3 + 4 + 5 + 6 + 7 – 8 – 9 – 10 - 11):	$

	B.	Consolidated Fixed Charges:		$

	C.	Consolidated Leverage Ratio (Line II.A12 Line II.B):			[____] to 1

Maximum permitted: 1.50 to 1.00

III.	Section 8.11(c) – Consolidated Tangible Net Worth.

	A.	Actual Consolidated Tangible Net Worth at Statement Date:

		1.	Stockholders’ Equity:	$

		2.	Write-up in Book Value:	$

		3.	Intangible Assets:	$

		4.	Depreciation and Amortization:	$

		5.	Consolidated Tangible Net Worth (Line III.A.1 - Line III.A.2 - Line III.A.3 + Line III.A.4):	$

	B.	75% of Consolidated Tangible Net Worth as of June 30, 2025:		$

	C.	75% of net equity proceeds received by the Consolidated Group after June 30, 2025 through the Statement Date:		$

	D.	Minimum required Consolidated Tangible Net Worth (Lines III.B + III.C):		$

	E.	Excess (deficient) for covenant compliance (Line III.A.5 – III.D):		$

IV.	Section 8.11 (d) – Consolidated Secured Debt Leverage Ratio.

	A.	Consolidated Secured Debt at Statement Date:		$

	B.	Total Asset Value at Statement Date[2]:		$

	C.	Consolidated Leverage Ratio (Line IV.A Line IV.B):				%

Maximum permitted: 50%

V.	Section 8.11 (e) – Consolidated Unsecured Interest Coverage Ratio.

	A.	Net Operating Income from the Unencumbered Properties for Subject Period[3]:		$

2 For purposes of calculating Total Asset Value on any date, the Total Asset Value of any Person Disposed of by the Consolidated Group during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

3 The amount of Net Operating Income attributable to (i) any Unencumbered Property shall not exceed twenty-five percent (25%) of aggregate Net Operating Income and (ii) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed twenty percent (20%) of aggregate Net Operating Income.

Exhibit D-3

	B.	Unsecured Interest Expense for Subject Period:	$

	C.	Consolidated Unsecured Interest Coverage Ratio (Line V.A Line V.B):		[____] to 1

Maximum permitted: 2.00 to 1.00

VI.	Section 8.11 (f) – Consolidated Unsecured Leverage Ratio.

	A.	Total Unsecured Indebtedness at Statement Date:	$

	B.	Unencumbered Asset Value at Statement Date:	$

	C.	Consolidated Unsecured Leverage Ratio (Line VI.A Line VI.B):			%

Maximum permitted: 60%[4]

4 Consolidated Unsecured Leverage Ratio may increase one time during the term of this Agreement to a maximum of sixty-five percent (65%) for the two (2) fiscal quarters immediately following the completion of a Material Acquisition.

Exhibit D-4

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender5)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

1         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3         Select as appropriate.
4           Include bracketed language if there are either multiple Assignors or multiple Assignees.

5         Include all applicable subfacilities.

Signature Page to
Assignment and Assumption

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Chatham Lodging, L.P., a Delaware limited partnership

4.	Administrative Agent: Bank of America, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of September 25, 2025, among CHATHAM LODGING, L.P., a Delaware limited partnership, CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number

			$______________	$________	__________%
			$______________	$________	__________%
			$______________	$________	__________%

[7.         Trade Date:         __________________]11

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6              List each Assignor, as appropriate.
7              List each Assignee, as appropriate.
8            Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under the Assignment (e.g., “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).
9            Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
10            Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
11            To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Signature Page to
Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][13]

By:
Title:

12          To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.
13          To be added only if the consent of Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Signature Page to
Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1.         Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.	Assignee.

(1)	[The][Each] Assignee represents and warrants that:

(i)        it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement;

(ii)       it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement);

(iii)       from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder;

(iv)       it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type;

(v)         it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest;

(vi)      it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and

Annex 1

(vii)       if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee;

(2)	[The][Each] Assignee agrees that:

(i)          it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and

(ii)         it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender;

[(3)       [The][Each] Assignee (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, [the][each] Assignor, Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        [the][such] Assignee is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest;

(iii)       (A) [the][such] Assignee is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of [the][such] Assignee to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and the Credit Agreement and acquire and hold the Assigned Interest, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Credit Agreement and the acquisition and holding of the Assigned Interest satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of [the][such] Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest; or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Assignor, in its sole discretion, Administrative Agent, in its sole discretion, and [the][such] Assignee.

Annex 1

(4)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (3) is true with respect to [the][an] Assignee or (2) [the][such] Assignee has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (3), [the][such] Assignee further (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, [the][each] Assignor, Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that none of [the][any] Assignor, Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of [the][such] Assignee involved in the Loans, the Letters of Credit, the Commitments or the Credit Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under the Credit Agreement, any Loan Document or any documents related thereto).]

2.         Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

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LMA / LSTA Standard Administrative Details Form

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The Loan Market Association ("LMA") and Loan Syndications & Trading Association ("LSTA") consent to the use and reproduction of this document for the preparation and documentation of agreements relating to transactions or potential transactions in the loan markets.

© Loan Market Association, Loan Syndications & Trading Association. All rights reserved.

LSTA/LMA Standard Administrative Details Form

BORROWER DETAILS

Chatham Lodging LP
Borrower Name

Entity Details

Name	Lender’s name as it appears on tax/registration documentation.			MEI	Markit Entity ID

	Financial or non-financial institution	Institution type.

GIIN	FATCA Global Intermediary Identification Number (Optional)	CRN	UK Company Registration Number (Optional)	LEI	Legal Entity ID (Optional)

Entity Type	Type of lender. If lender/entity type does not appear in list, you may provide your own value.

Address (of Lending Office): Registered address of lending office, including country of domicile.			Signature Block: Signature Block as it would appear on settlement documentation. E.g. (for separately managed account): ABC Fund by 123 Asset Management as Advisor
Fund Manager	Name of fund/asset manager, as would be referenced in the sig. block.	MEI	Markit Entity ID

Lender Parent	Name of legal parent if different from lender entity. (Optional)	MEI	Markit Entity ID

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NOTICE/SERVICING MESSAGE DELIVERY INSTRUCTIONS

Firm	Name of Company	Fax	Fax Number	Email	Email Address	Email Pfd.

Firm	Name of Company	Fax	Fax Number	Email	Email Address	Email Pfd.

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STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS

Payment Method	MT103 or MT202

Currency	Applicable Currency.

Account With Institution	Name of Beneficiary’s Bank (usually custodian/trustee)

SWIFT BIC	8/11-Character BIC of Beneficiary’s Bank	ABA #	Routing # or UK Sort Code of Beneficiary’s Bank (optional)

Beneficiary Customer	Name of Ultimate Beneficiary (Lender)

Beneficiary Account #	Account # of Ultimate Beneficiary	IBAN	IBAN of Ultimate Beneficiary (optional)

Payment Reference	Use Standard Wire Reference Format*: [Borrower Name]

(Remittance Info)	[Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]
Special Instructions

Template above can be used for wire instructions where receiving bank is custodian/trustee, and lender has dedicated account. Additional templates provided at Appendix A.

OR

STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS FOLLOWING ISO20022 UPDATES

This alternate should be used for wire instructions where receiving bank is custodian/trustee, and lender has dedicated account following updates to ISO20022. It will not be appropriate for those lenders for e.g. USD debt in US.

Additional templates provided at Appendix A.

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STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS FOLLOWING ISO20022 UPDATES

Payment Method	PACS.008 or PACS.009

Currency	Applicable Currency.

Receiver BIC	Name of Correspondent Bank

Creditor Agent	Name of Beneficiary’s Bank (usually custodian/trustee)

Creditor Agent BIC	8/11-Character BIC of Beneficiary’s Bank

Creditor	Name of Ultimate Beneficiary (Lender)

Creditor Account #	Account # of Ultimate Beneficiary	IBAN[1]	IBAN of Ultimate Beneficiary (optional)

Payment Reference	Use Standard Wire Reference Format*: [Borrower Name]

(Remittance Info)	[Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]

Special Instructions

[1] In some instances it may be appropriate to add an additional account number where required. Consider on a case-by-case basis depending on currencies used in the underlying transaction.

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SERVICE PROVIDERS & THIRD-PARTY DATA ACCESS

	Doc. Delivery	Recon & Inventory

Role	Custodian/Trustee	Name	Name of Company	MEI	Markit Entity ID	☐	☐

Role	Relationship to lender.	Name	Name of Company	MEI	Markit Entity ID	☐	☐

CREDIT CONTACTS (LEGAL DOCUMENTATION, AMENDMENTS & WAIVERS)

Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.

Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.

Phone	Fax	Email

☐ Data Room Access			Pfd. Contact Method	Preferred contact method for inquiries.

Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

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OPERATIONS CONTACTS (INQUIRIES ONLY)

Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.

Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.

Phone	Fax	Email

☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC		Pfd. Contact Method	Preferred contact method for inquiries.

Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

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LETTER OF CREDIT CONTACTS

Name	Name of group or individual.		Select group or Individual	Firm	Firm with which contact is affliated.

Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.

Phone	Phone number (optional for groups)	Fax	Fax Number	Email	Email Address

				Pfd. Contact Method	Preferred contact method for inquiries.

Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

ADDITIONAL ENTITY DETAILS & KYC/FATCA INFORMATION

Country of Incorporation	Country of Incorporation of lender	Country of Tax Residence	Country of Residence of lender for tax purposes

EIN	US Employee ID Number	UK Treaty Passport #	UK Treaty Passport #

US Tax Form	Type of tax form used/attached	UK Treaty Passport Expiry Date	UK Treaty Passport Expiry Date

Entity Referenced As	Primary Entity

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CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION

PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:

☐	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

PLEASE CHECK BOX IF YOUR INSTITUTION IS LICENSED TO FUND TO BORROWERS LOCATED IN THE FOLLOWING COUNTRIES:

☐	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

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Appendix A: Additional Wire Instruction Templates and Bank of America USD / FX Wire Instructions:

Template below can be used for wire instructions where recipient is intermediary bank with nostro account for custodian and the Lender does not have a dedicated account. Lender may copy and paste the template below as many times as necessary to capture various currency remittance instructions.

Currency	Applicable Currency.

Correspondent Bank	Name of Receiver’s Correspondent Bank (SWIFT 54a)

SWIFT BIC	8/11-Character SWIFT BIC of Correspondent Bank

Intermediary Bank	Name of Intermediary Bank (SWIFT 56a)

SWIFT BIC	8/11-Character SWIFT BIC of Intermediary Bank	ABA #	ABA/Routing # or UK Sort Code of Intermediary Bank (optional)

Account With Institution	Name of Beneficiary’s Bank – usually custodian (SWIFT 57a)

SWIFT BIC	8/11-Character SWIFT BIC of Beneficiary’s Bank	IBAN	IBAN of Beneficiary’s Bank at Intermediary

Beneficiary Customer	Name of Ultimate Beneficiary (Lender) (SWIFT 59a)

Beneficiary Account #	Account # / Code of Ultimate Beneficiary

Payment Reference (Remittance Info)	Use Standard Wire Reference Format*: [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]
Special Instructions

Lender’s Payment Instructions:

Please input payment instructions for each respective currency referenced in CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION section above. If your respective institution is unable to fund any of the currencies noted, please notify Administrative Agent immediately.

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Bank of America’s Payment Instructions:

USD Payment Instructions:

Pay to:	Bank of America, N.A.

ABA # 026009593

New York, NY

Account #: 1366072250600

Attn: Wire Clearing Acct for Syn Loans - LIQ

Ref:    Chatam Lodging LP

Multi-Currency Payment Instructions:

Appendix B: Lender’s Organizational Structure and Tax Status:

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly.

Lender Taxpayer Identification Number (TIN):

Tax Withholding Form Delivered to Bank of America (circle applicable one):

W-9        W-8BEN        W-8BEN-E     W-8ECI        W-8EXP      W-8IMY

Tax Contact:
First:	MI:	Last:
Title: Street Address: Suite/ Mail Code:
City:	State:
Postal Code:	Country:
Telephone:	Facsimile:
E-Mail Address: SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1.	Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

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A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.

2.	Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form  W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

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Bank of America is committed to the protection of personal information we collect and process. We conduct regular assessment reviews and abide by rigorous privacy standards to protect personal information we collect, use and share. For more information about how we protect your privacy, including specific rights that may apply, please visit bankofamerica.com/privacynotice.   Please ensure that you share this information with those in your organization whose information you are sharing with us such as your third party representatives, employees, officers, directors, shareholders, and other related individuals.

E-2

EXHIBIT F-1

FORM OF PARENT GUARANTY

See attached.

Exhibit F-1

PARENT GUARANTY

Dated as of September 25, 2025

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), by BANK OF AMERICA, N.A., in its capacity as Administrative Agent under the Credit Agreement referenced herein (in such capacity and together with its successors and assigns as permitted under the Credit Agreement, “Administrative Agent”) and each of the Lenders (as such term is defined in that certain Credit Agreement dated as of the date hereof among Borrower, Administrative Agent, BANK OF AMERICA, N.A., in its capacity as L/C Issuer, and each such Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), CHATHAM LODGING TRUST, a Maryland real estate investment trust (“Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1.         Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Administrative Agent, L/C Issuer, the Lenders, and any Person who is a provider of a Swap Contract guaranteed hereunder (together with their respective successors and permitted assigns each a “Credit Party” and collectively, the “Credit Parties”), as a guaranty of payment and performance and not merely as a guaranty of collection, the full and prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations (including all renewals, extensions and modifications thereof and all reasonable and documented out-of-pocket costs, attorneys’ fees and expenses incurred by the Credit Parties in connection with the collection or enforcement thereof in accordance with the Credit Agreement) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations (as hereinafter defined). Each Credit Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty and, to the extent permitted by Applicable Laws, Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2.         No Setoff or Deductions; Taxes; Payments. Guarantor represents and warrants that it is organized and resident in the United States. Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the respective Credit Parties) is imposed upon Guarantor with respect to any amount payable by it hereunder, Guarantor will pay to Administrative Agent (for the benefit of Credit Parties), no later than ten (10) Business Days following written demand therefor, such additional amount in U.S. dollars as shall be necessary to enable Administrative Agent (on behalf of Credit Parties) to receive the same net amount which Administrative Agent would have received on such due date had no such obligation been imposed upon Guarantor. Guarantor will deliver promptly, but in no event later than ten (10) Business Days following demand therefor, to Administrative Agent (for the benefit of Credit Parties) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Guarantor hereunder. The obligations of Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

2	Parent Guaranty

3.       Rights of Credit Parties. Guarantor consents and agrees that Administrative Agent (for the benefit of Credit Parties) and/or Credit Parties (as applicable) may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Credit Parties, in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

4.         Certain Waivers. To the extent expressly permitted by Applicable Laws, Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of Borrower; (b) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting Guarantor’s liability hereunder; (d) any right to require Administrative Agent or any other Credit Party to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Administrative Agent’s or any other Credit Party’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by Administrative Agent or any other Credit Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. To the extent expressly permitted by Applicable Laws, Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations, except in each instance any notices or demands expressly required by the terms of the Credit Agreement, this Guaranty or any other Loan Document.

5.         Obligations Independent. The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

3	Parent Guaranty

6.        Subrogation. So long as the Guaranteed Obligations remain outstanding, and until all Commitments have terminated under the Credit Agreement, Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Credit Parties and shall forthwith be paid to Administrative Agent (for the benefit of Credit Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, in connection with payments made hereunder, Guarantor shall have a right of contribution from any other guarantor in accordance with Applicable Laws, provided that such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and all Commitments under the Credit Agreement shall have terminated.

7.         Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or Guarantor is made, or any Credit Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Administrative Agent (for the benefit of Credit Parties) is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Guarantor under this paragraph shall survive termination of this Guaranty.

8.         Subordination. So long as the Guaranteed Obligations remain outstanding, and until all Commitments have been terminated under the Credit Agreement, Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower or any other guarantor of the Guaranteed Obligations owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to Guarantor as subrogee of any Credit Party or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If Administrative Agent (for the benefit of Credit Parties) so requests, any such obligation or indebtedness of Borrower or any other guarantor of the Guaranteed Obligations to Guarantor shall be enforced and performance received by Guarantor as trustee for Administrative Agent (for the benefit of Credit Parties) and the proceeds thereof shall be paid over to Administrative Agent (for the benefit of Credit Parties) on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

9.         Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

10.       Expenses. Guarantor shall pay, in no event later than ten (10) Business Days following written demand therefor, all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of Administrative Agent’s or any other Credit Party’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of Credit Parties in any proceeding any Debtor Relief Laws. The obligations of Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

4	Parent Guaranty

11.       Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent (for the benefit of Credit Parties) and Guarantor. No failure by Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by Administrative Agent (for the benefit of Credit Parties) and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of any Credit Party or any term or provision thereof.

12.         Condition of Borrower. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other Guarantor such information concerning the financial condition, business and operations of Borrower and any such other Guarantor as Guarantor requires, and that Credit Parties have no duty, and Guarantor is not relying on any Credit Party at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of Borrower or any other Guarantor (each Guarantor waiving any duty on the part of any Credit Party to disclose such information and any defense relating to the failure to provide the same).

13.         Setoff. If and to the extent any payment is not made when due hereunder, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Credit Party or any such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty to such Credit Party or their respective Affiliates, irrespective of whether or not such Credit Party or Affiliate shall have made any demand under this Guaranty and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Credit Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness in accordance with the terms of Section 11.08 of the Credit Agreement. The rights of each Credit Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Credit Party or their respective Affiliates may have under the Credit Agreement, this Guaranty, any other Loan Document or at Law. Each Credit Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

14.      Representations and Warranties. Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has the power and authority to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms term, except as enforceability may be limited by applicable Debtor Relief Laws and equitable principles relating to enforceability; (c) the making and performance of this Guaranty does not and will not violate the provisions of any Applicable Law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, unless such consent is otherwise obtained; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under Applicable Law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Documents with respect to Guarantor are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the setoff provisions of the Credit Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Credit Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Credit Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

5	Parent Guaranty

15.         Indemnification and Survival. Without limitation on any other obligations of Guarantor or remedies of Administrative Agent (for the benefit of Credit Parties) under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless Credit Parties from and against, and shall pay, not later than ten (10) Business Days after demand therefor, any and all damages, losses, liabilities and related documented out-of-pocket expenses (including attorneys’ fees and expenses) that may be suffered or incurred by Credit Parties in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms. The obligations of Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16.         Governing Law; Assignment; Jurisdiction; Notices. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of Credit Parties and their successors and permitted assigns and any Credit Party may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, subject to and in accordance with the terms of the Credit Agreement, in whole or in part. Each of Guarantor, Administrative Agent and the other Credit Parties hereby irrevocably (i) submits to the exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by any Credit Party in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by Guarantor. Subject to the terms of any confidentiality provisions in the Credit Agreement, Guarantor agrees that any Credit Party may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in such Credit Party’s possession concerning Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail to Guarantor at its address set forth below or at such other address in the United States as may be specified by Guarantor in a written notice delivered to Administrative Agent at such office as Administrative Agent may designate for such purpose from time to time in a written notice to Guarantor.

Notice Address:

Chatham Lodging Trust

222 Lakeview Avenue, Suite 200

West Palm Beach, Florida 33401

Attention: Jeffrey Fisher

Email: jfisher@cl-trust.com

6	Parent Guaranty

With a copy to:

Chatham Lodging Trust

222 Lakeview Avenue, Suite 200

West Palm Beach, Florida 33401

Attention: Jeremy Wegner, Chief Financial Officer

Email: jwegner@cl-trust.com

And to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Attention: Laurie Grasso, Esq.

Email: lgrasso@hunton.com

17.         WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR, ADMINISTRATIVE AGENT AND EACH CREDIT PARTY EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18.         Keepwell. At the time the Guaranteed Obligations of any Specified Credit Party become effective with respect to any Swap Obligation, each Credit Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

[Signature Pages Follow.]

7	Parent Guaranty

Executed as of the date first written above.

GUARANTOR:

CHATHAM LODGING TRUST, a Maryland real estate investment trust

By:
Eric Kentoff
Senior Vice president and Secretary

1	Parent Guaranty

EXHIBIT F-2

FORM OF SUBSIDIARY GUARANTY

See attached.

Exhibit F-2

SUBSIDIARY GUARANTY

Dated as of September 25, 2025

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), by BANK OF AMERICA, N.A., in its capacity as Administrative Agent under the Credit Agreement referenced herein (in such capacity and together with its successors and assigns as permitted under the Credit Agreement, “Administrative Agent”) and each of the Lenders (as such term is defined in that certain Credit Agreement dated as of the date hereof among Borrower, Administrative Agent, BANK OF AMERICA, N.A., in its capacity as L/C Issuer, and each such Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), the undersigned Subsidiaries of Borrower (such Subsidiaries, together with each New Guarantor as defined below are each a “Guarantor” and collectively, “Guarantors”) hereby jointly and severally furnish their guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1.         Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees to Administrative Agent, L/C Issuer, the Lenders, and any Person who is a provider of a Swap Contract guaranteed hereunder (together with their respective successors and permitted assigns each a “Credit Party” and collectively, the “Credit Parties”), as a guaranty of payment and performance and not merely as a guaranty of collection, the full and prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations (including all renewals, extensions and modifications thereof and all reasonable and documented out-of-pocket costs, attorneys’ fees and expenses incurred by the Credit Parties in connection with the collection or enforcement thereof in accordance with the Credit Agreement) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations (as hereinafter defined). Each Credit Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty and, to the extent permitted by Applicable Laws, each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2.        No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the respective Credit Parties) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to Administrative Agent (for the benefit of Credit Parties), no later than ten (10) Business Days following written demand therefor, such additional amount in U.S. dollars as shall be necessary to enable Administrative Agent (on behalf of Credit Parties) to receive the same net amount which Administrative Agent would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly, but in no event later than ten (10) Business Days following demand therefor, to Administrative Agent (for the benefit of Credit Parties) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

2	Subsidiary Guaranty

3.         Rights of Credit Parties. Each Guarantor consents and agrees that Administrative Agent (for the benefit of Credit Parties) and/or Credit Parties (as applicable) may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Credit Parties, in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

4.         Certain Waivers. To the extent expressly permitted by Applicable Laws, each Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Credit Party) of the liability of Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require Administrative Agent or any other Credit Party to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Administrative Agent’s or any other Credit Party’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by Administrative Agent or any other Credit Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. To the extent expressly permitted by Applicable Laws, each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations, except in each instance any notices or demands expressly required by the terms of the Credit Agreement, this Guaranty or any other Loan Document.

5.         Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

3	Subsidiary Guaranty

6.         Subrogation. So long as the Guaranteed Obligations remain outstanding, and until all Commitments have been terminated under the Credit Agreement, no Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Credit Parties and shall forthwith be paid to Administrative Agent (for the benefit of Credit Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, in connection with payments made hereunder, Guarantors shall have a right of contribution from any other guarantor in accordance with Applicable Laws, provided that such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and all Commitments under the Credit Agreement shall have terminated.

7.         Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, or any Credit Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Credit Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Administrative Agent (for the benefit of Credit Parties) is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Guarantors under this paragraph shall survive termination of this Guaranty.

8.         Subordination. So long as the Guaranteed Obligations remain outstanding, and until all Commitments have been terminated under the Credit Agreement, each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower or any other Guarantor owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to such Guarantor as subrogee of any Credit Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If Administrative Agent (for the benefit of Credit Parties) so requests, any such obligation or indebtedness of Borrower or any other Guarantor to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Administrative Agent (for the benefit of Credit Parties) and the proceeds thereof shall be paid over to Administrative Agent (for the benefit of Credit Parties) on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

9.         Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

10.       Expenses. Guarantors shall pay, in no event later than ten (10) Business Days following written demand therefor, all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of Administrative Agent’s or any other Credit Party’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of Credit Parties in any proceeding any Debtor Relief Laws. The obligations of Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

4	Subsidiary Guaranty

11.       Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent (for the benefit of Credit Parties) and Guarantors. No failure by Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by Administrative Agent (for the benefit of Credit Parties) and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of any Credit Party or any term or provision thereof.

12.         Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other Guarantor as such Guarantor requires, and that Credit Parties have no duty, and Guarantors are not relying on any Credit Party at any time, to disclose to Guarantors any information relating to the business, operations or financial condition of Borrower or any other Guarantor (each Guarantor waiving any duty on the part of any Credit Party to disclose such information and any defense relating to the failure to provide the same).

13.         Setoff. If and to the extent any payment is not made when due hereunder, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Credit Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty to such Credit Party or their respective Affiliates, irrespective of whether or not such Credit Party or Affiliate shall have made any demand under this Guaranty and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Credit Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness in accordance with the terms of Section 11.08 of the Credit Agreement. The rights of each Credit Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Credit Party or their respective Affiliates may have under the Credit Agreement, this Guaranty, any other Loan Document or at Law. Each Credit Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

14.         Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has the power and authority to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and equitable principles relating to enforceability; (c) the making and performance of this Guaranty does not and will not violate the provisions of any Applicable Law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, unless such consent is otherwise obtained; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under Applicable Law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Documents with respect to such Guarantor are applicable to such Guarantor and shall be imposed upon such Guarantor, and such Guarantor reaffirms that each such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the setoff provisions of the Credit Documents in favor of the Credit Parties. In the event the Credit Agreement or any other Credit Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Credit Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of such Guarantor under this Guaranty.

5	Subsidiary Guaranty

15.         Indemnification and Survival. Without limitation on any other obligations of Guarantors or remedies of Administrative Agent (for the benefit of Credit Parties) under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless Credit Parties from and against, and shall pay, not later than ten (10) Business Days after demand therefor, any and all damages, losses, liabilities and related documented out-of-pocket expenses (including attorneys’ fees and expenses) that may be suffered or incurred by Credit Parties in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16.         New Guarantors. Any Subsidiary that is required to become a Subsidiary Guarantor pursuant to the terms and conditions set forth in Sections 5.02(a) and 7.12 of the Credit Agreement (each such Person being referred to herein as a “New Guarantor”) shall, from time to time, become party hereto (and thereby become a Guarantor) by executing a Supplemental Guaranty in the form of Exhibit A attached hereto. Each such New Guarantor hereby acknowledges, agrees and confirms that, by its execution of such Supplemental Guaranty, such New Guarantor will be deemed to be a Loan Party under the Credit Agreement and a Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of Guarantors hereunder as if it had executed this Guaranty as of the Closing Date.

17.         Release of Guarantors. Subject to the terms and conditions of Sections 5.02(c) and 10.10 of the Credit Agreement, a Guarantor may be released from its obligations under this Guaranty by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

18.         Governing Law; Assignment; Jurisdiction; Notices. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of Credit Parties and their successors and permitted assigns and any Credit Party may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, subject to and in accordance with the terms of the Credit Agreement, in whole or in part. Each Guarantor, Administrative Agent and the other Credit Parties hereby irrevocably (i) submits to the exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by any Credit Party in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by such Guarantor. Subject to the terms of any confidentiality provisions in the Credit Agreement, each Guarantor agrees that any Credit Party may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in such Credit Party’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to any Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail to such Guarantor at its address set forth below or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to Administrative Agent at such office as Administrative Agent may designate for such purpose from time to time in a written notice to Guarantors.

6	Subsidiary Guaranty

Notice Address:

Chatham Lodging Trust

222 Lakeview Avenue, Suite 200

West Palm Beach, Florida 33401

Attention: Jeffrey Fisher

Email: jfisher@cl-trust.com

With a copy to:

Chatham Lodging Trust

222 Lakeview Avenue, Suite 200

West Palm Beach, Florida 33401

Attention: Jeremy Wegner, Chief Financial Officer

Email: jwegner@cl-trust.com

And to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Attention: Laurie Grasso, Esq.

Email: lgrasso@hunton.com

19.         WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH CREDIT PARTY EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20.         Keepwell. At the time the Guaranteed Obligations of any Specified Credit Party become effective with respect to any Swap Obligation, each Credit Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

[Signature Pages Follow.]

7	Subsidiary Guaranty

Executed as of the date first written above.

GUARANTORS:

CHATHAM WASHINGTON DC LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM GASLAMP RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM SPRINGFIELD VA LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM WARNER LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

CHATHAM BELLEVUE RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

GRAND PRIX MOUNTAIN VIEW LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

GRAND PRIX SAN MATEO LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

GRAND PRIX SILI I LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

GRAND PRIX SILI II LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

CHATHAM MDR LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM PORTLAND DT LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM FARMINGTON HS LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM CHERRY CREEK HP LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM HOLTSVILLE RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

CHATHAM HOLTSVILLE RI UTILITY LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM ADDISON QUORUM CY LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM PORTSMOUTH LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM DEDHAM RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM LUGANO LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

CHATHAM NEW ROCHELLE RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM MIRAMAR HG LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM TYSONS RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM SAN ANTONIO LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM RIGG LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

CHATHAM WHITE PLAINS RI LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM BILLERICA HS LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

CHATHAM PHOENIX DOWNTOWN LLC, a Delaware limited liability company

By:	Chatham Lodging, L.P., a Delaware limited partnership, its sole member

	By:	Chatham Lodging Trust, a Maryland real estate investment trust, its general partner

By:
Eric Kentoff
Senior Vice president and Secretary

Signature Page to Subsidiary Guaranty

EXHIBIT A

FORM OF SUPPLEMENTAL GUARANTY

[Date]

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Credit Agreement dated as of September [___], 2025 among CHATHAM LODGING, L.P., a Delaware limited partnership, BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, and each Lender party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) that certain Subsidiary Guaranty, dated as of even date with the Credit Agreement, executed and delivered by each Guarantor party thereto in favor of Credit Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Guaranty).

In accordance with Sections 5.02(a) and 7.12 of the Credit Agreement and Section 16 of the Guaranty, the undersigned, [GUARANTOR], a [corporation/limited partnership/limited liability company] organized under the laws of [_______], hereby acknowledges, agrees and confirms that, by its execution and delivery of this Supplemental Guaranty, the undersigned will be deemed to be a Loan Party under the Credit Agreement and a Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of Guarantors under the Guaranty as if it had executed the Guaranty as of the Closing Date (as such term is defined in the Credit Agreement). Further, the undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty and in the Credit Agreement with respect to Guarantor, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in the Credit Agreement, (b) all of the affirmative and negative covenants of the Loan Parties with respect to Guarantor set forth in the Credit Agreement and (c) all of the guaranty obligations set forth in the Guaranty. The obligations of the undersigned under the Guaranty and under the Credit Agreement will be joint and several with each other Person that is a Guarantor under the Guaranty.

This Supplemental Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature page follows.]

Exhibit A to Subsidiary Guaranty

In witness whereof, this Supplemental Guaranty has been duly executed by the undersigned as of the date first written above.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Exhibit A to Subsidiary Guaranty

EXHIBIT B

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, on behalf of the Credit Parties, hereby releases and discharges ____________________ from any and all obligations and liabilities of ____________________ to the Credit Parties under that certain Subsidiary Guaranty dated as of September [____], 2025 executed by the Subsidiary Guarantors of CHATHAM LODGING, L.P., a Delaware limited partnership, described therein in favor of Administrative Agent for the benefit of the Credit Parties (the “Subsidiary Guaranty”), as it may be supplemented by one or more Supplemental Guaranty executed and delivered by one or more New Guarantors (as defined in the Subsidiary Guaranty).

BANK OF AMERICA, NA, as Administrative Agent

By:
Name:
Title:

Exhibit A to Subsidiary Guaranty

EXHIBIT G-1

Form of
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
[Name, Title]
Date:

Exhibit G-1

EXHIBIT G-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
[Name, Title]
Date:

Exhibit G-2

EXHIBIT G-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	/s/
[Name, Title]
Date:

Exhibit G-3

EXHIBIT G-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among CHATHAM LODGING, L.P., a Delaware limited partnership (“Borrower”), CHATHAM LODGING TRUST, a Maryland real estate investment trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
[Name, Title]
Date:

Exhibit G-4